Exhibit 10.13

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT SENTI BIOSCIENCES, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

RESEARCH AND DEVELOPMENT
AND LABORATORY
LEASE AGREEMENT
BETWEEN
1430 HARBOR BAY PKWY LLC
AS LANDLORD
AND
SENTI BIOSCIENCES, INC.
AS TENANT
DATED
JUNE _3_ , 2021
1

TABLE OF CONTENTS

1	Definitions and Basic Provisions		6

2	Lease Grant		7

3	Tender Possession		7

	(a)	Estimated Delivery Date; Delay in Delivery	7

	(b)	Landlord Delay	7

	(c)	Confirmation Letter	7

	(d)	Premises “AS-IS”	8

4	Rent		8

5	Delinquent Payment; Handling Charges		10

6	Letter of Credit		10

	(a)	Generally	10

	(b)	Drawing under Letter of Credit	11

	(c)	Use of Proceeds by Landlord	12

	(d)	Additional Covenants of Tenant.	12

	(e)	Nature of Letter of Credit	13

	(f)	Reduction in Letter of Credit Amount	13

7	Services; Utilities; Common Areas.		13

	(a)	Services	13

	(b)	Utilities	14

	(c)	Common Areas	14

8	Alterations; Repairs; Maintenance; Signs.		15

	(a)	Alterations	15

	(b)	Repairs; Maintenance.	16

	(c)	Mechanic’s Liens	19

	(d)	Signs	20

9	Use		21

10	Assignment and Subletting.		22

	(a)	Transfers	22

	(b)	Consent Standards	22

	(c)	Request for Consent	22

	(d)	Conditions to Consent	23

	(e)	Attornment by Subtenants	23

	(f)	Cancellation	24

	(g)	Additional Compensation	24
i

	(h)	Waiver	24

	(i)	Permitted Transfer	24

11	Insurance; Waivers; Subrogation; Indemnity.		25

	(a)	Tenant’s Insurance	25

	(b)	Landlord’s Insurance	27

	(c)	Waiver of Subrogation	28

	(d)	Indemnity	28

12	Subordination; Attornment; Notice to Landlord’s Mortgagee.		28

	(a)	Subordination	29

	(b)	Attornment	29

	(c)	Notice to Landlord’s Mortgagee	29

	(d)	Landlord’s Mortgagee’s Protection Provisions	29

	(e)	SNDA	30

13	Rules and Regulations		30

14	Condemnation.		30

	(a)	Total Taking	30

	(b)	Partial Taking - Tenant’s Rights	30

	(c)	Partial Taking - Landlord’s Rights	30

	(d)	Award	31

	(e)	Repair	31

	(f)	Waiver	31

15	Fire or Other Casualty.		31

	(a)	Repair Estimate	31

	(b)	Tenant’s Rights	31

	(c)	Landlord’s Rights	31

	(d)	Repair Obligation	32

	(e)	Abatement of Rent	32

	(f)	Waiver	32

16	Other Taxes Payable by Tenant		32

17	Events of Default		33

	(a)	Payment Default	33

	(b)	Abandonment	33

	(c)	Estoppel/Financial Statement/Commencement Date Letter	33

	(d)	Insurance	33

	(e)	Mechanic’s Liens	33

	(f)	Other Defaults	33

	(g)	Insolvency	33

18	Remedies		34

	(a)	Termination of Lease	34

	(b)	Termination of Possession	34

	(c)	Continue Lease in Effect	35

	(d)	Perform Acts on Behalf of Tenant	35

	(e)	Alteration of Locks	35

	(f)	Attorneys’ Fees	35

19	Payment by Tenant; Non-Waiver; Cumulative Remedies.		36

	(a)	Payment by Tenant	36

	(b)	No Waiver	36

	(c)	Cumulative Remedies	36

	(d)	No Designation	36

	(e)	No Counterclaims	36

20	Landlord’s Lien		37

21	Surrender of Premises		37

22	Holding Over		38

23	Certain Rights Reserved by Landlord		38

	(a)	Building Operations	38

	(b)	Access Control	38

	(c)	Repairs and Maintenance	39

	(d)	Prospective Purchasers and Lenders	39

	(e)	Prospective Tenants	39

	(f)	Premises Access	39

24	Hazardous Materials		39

25	Miscellaneous.		40

	(a)	Landlord Transfer	40

	(b)	Landlord’s Liability	40

	(c)	Force Majeure	40

	(d)	Brokerage	40

	(e)	Estoppel Certificates	40

	(f)	Notices	41

(g)	Separability	41

(h)	Amendments; Binding Effect	41

(i)	Quiet Enjoyment	41

(j)	No Merger	41

(k)	No Offer	41

(l)	Entire Agreement	41

(m)	Waiver of Jury Trial	42

(n)	Governing Law	42

(o)	Recording	42

(p)	Joint and Several Liability	42

(q)	Financial Reports	42

(r)	Landlord’s Fees	43

(s)	Telecommunications	43

(t)	Representations and Warranties.	43

(u)	Confidentiality	44

(v)	Authority	44

(w)	Adjacent Excavation	44

(x)	On-Site Refueling	44

(y)	List of Exhibits	46

(z)	Disclaimer	46

(aa)	Counterparts; Electronic Signatures	46

BASIC LEASE INFORMATION

This Basic Lease Information is attached to and incorporated by reference to the Lease between Landlord and Tenant, as defined below.

Lease Date:	June _3_ , 2021
Landlord:	1430 HARBOR BAY PKWY LLC, a Delaware limited liability company
Tenant:	SENTI BIOSCIENCES, INC., a Delaware corporation
Premises:
91,910 rentable square feet (“RSF”) (measured in accordance with the latest applicable BOMA standard of measurement of floor area, provided, however, that Landlord may from time to time remeasure the Premises and/or the Building in accordance with the latest applicable BOMA standard of measurement of floor area, as reasonably determined by Landlord; provided further, however, that any such re-measurement shall not affect Tenant’s Proportionate Share or the amount of Base Rent payable for, or the amount of any tenant allowance applicable to), consisting of the entire rentable area of the building commonly known as 1430 Harbor Bay Parkway, Alameda, CA (the “Building”). The Premises is outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, associated parking facilities (the “Parking Area”), and similar improvements and easements associated with the foregoing or the operation thereof. The term “Complex” shall collectively refer to the Project and any other buildings and land which comprise a multi-building Complex owned by Landlord and/or any Affiliate(s) thereof, from time to time, in the master planned business park known as the Harbor Bay Business Park (“Business Park”).

As of the Lease Date, the Complex is comprised of the following buildings and land in the Business Park: (i) the Building (1430 Harbor Bay Parkway), (ii) 1410 Harbor Bay Parkway, (iii) 1995 North Loop Road, (iv) 2065 North Loop Road, (v) 2095 North Loop Road, and (vi) 2115 North Loop Road.

Landlord and Tenant anticipate delivery of possession of the Premises in two (2) phases. As part of the Tenant Improvements (as hereinafter defined), Tenant will initially demise the Building so that the Premises contains approximately 45,955 RSF (the “Phase I Premises”). The remainder of the Building, containing approximately 45,955 RSF, comprises the “Phase II Premises”.

Each of the Phase I Premises and the Phase II Premises is also sometimes generally referred to in the Lease as a “Phase” of the Premises.

Term:	Approximately one hundred twenty-three (123) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the one hundred twentieth (120th) full calendar month following the Phase II Premises Commencement Date (as hereinafter defined), subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:
The earlier to occur of: (a) the date on which the Tenant Improvements in the Phase I Premises are substantially completed and Tenant receives a certificate of occupancy for the Phase I Premises (or, if applicable, a temporary certificate of occupancy for the Phase I Premises); and (b) July 15, 2022 (the “Outside Commencement Date”). Tenant shall not be permitted to commence business operations in any portion of the Phase I Premises prior to issuance of a certificate of occupancy (or temporary certificate of occupancy) for the Phase I Premises.

Phase II Premises Commencement Date:	September 1, 2022.
Base Rent:	Base Rent shall be the following amounts for the following periods of time:
	Lease Month	Annual Base Rent Rate Per Rentable Square Foot	Monthly Base Rent
	1 - 12	$45.00	$344,662.50
	13 - 24	$46.35	$355,002.38
	25 - 36	$47.74	$365,652.45
	37 - 48	$49.17	$376,622.02
	49 - 60	$50.65	$387,920.68
	61 - 72	$52.17	$399,558.30
	73 - 84	$53.73	$411,545.05
	85 - 96	$55.34	$423,891.40
	97 - 108	$57.00	$436,608.14
	109 - 120	$58.71	$449,706.39
	121 - Expiration Date	$60.48	$463,197.58

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Commencement Date to the first (1st) day of the next calendar month shall be included in the first (1st) Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month).

The Base Rent table set forth above is computed for all of the Premises (i.e., the Phase I Premises and Phase II Premises). From the Commencement Date through the date immediately preceding the Phase II Premises Commencement Date, Tenant shall pay the Base Rent payable solely with respect to the Phase I Premises (“Phase I Premises Base Rent”). The Phase I Premises Base Rent will be calculated by multiplying the applicable monthly Base Rent set forth in the above table by 0.5 (i.e., 50%) (the “Phase I Premises Rent Factor”). The Phase I Premises Rent Factor is a reasonable approximation of the ratio that the RSF of the Phase I Premises bears to the RSF of the entire Premises, which has been agreed to by the parties and will not be subject to adjustment based on whether the Phase I Premises actually contains more or less than 45,955 RSF. From and after the Phase II Premises Commencement Date, Tenant shall pay Base Rent for all of the Premises as set forth in the Base Rent table.

Phase I Premises Base Rent and the Base Rent payable solely with respect to the Phase II Premises (“Phase II Premises Base Rent”) are subject to abatement as set forth in Section 4 below.

Security Deposit:	$2,760,000.00 (Letter of Credit), subject to the accrual and burndown provisions set forth in Section 6 of this Lease.
Rent:	Base Rent, Additional Rent, Taxes, and Insurance (each as defined in Exhibit C hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.
Tenant Improvements:	See Work Agreement - Exhibit D.
Tenant Improvement Allowance:	$190 per RSF; total amount of $17,462,900.00 (See Work Agreement - Exhibit D).
Permitted Use:
Research and development, clinical cGMP manufacturing, warehousing, laboratories and production, and all other legally permissible uses incidental thereto, and for no other purpose whatsoever. See Exhibit E.

Tenant’s Proportionate Share:
100%, which is the percentage obtained by dividing (a) the number of RSF in the Premises as stated above by (b) the RSF in the Building, which at the time of execution of the Lease is 91,910 RSF. Landlord and Tenant stipulate that the number of RSF in the Premises and in the Building set forth above is conclusive as to the square footage in existence on the Lease Date and shall be binding upon them through the Term.

The foregoing notwithstanding, from the Commencement Date through the date immediately preceding the Phase II Premises Commencement Date, Tenant’s Proportionate Share will be 50% (“Tenant’s Proportionate Share for the Phase I Premises”), which is Tenant’s Proportionate Share multiplied by the Phase I Premises Rent Factor.

Initial Liability Insurance Amount:	$5,000,000.00
Parking Spaces:	221 parking spaces, which constitute all of the parking spaces in the Parking Area, subject to such terms, conditions and regulations as may be required by Landlord from time to time, at no charge to Tenant through the term of the Lease.

Broker/Agent:	For Tenant: T3 Advisors For Landlord: CBRE, Inc.
Tenant’s Address:	Prior to Commencement Date: Senti Biosciences, Inc. Two Corporate Drive South San Francisco, CA 94080 Attention: Facilities Manager Telephone: (650) 491-9644
Following Commencement Date:

Senti Biosciences, Inc.
Two Corporate Drive
South San Francisco, CA 94080
Attention: Facilities Manager
Telephone: (650) 491-9644

With a copy to:

Cooley LLP
101 California Street, 5th Floor
San Francisco, CA, 94111
Attention: Rachel Antoinette Boyce

Landlord’s Address:	For all Notices: CBRE, Inc. 150 California Street, Suite 400 San Francisco, CA 94111 Attn: Tawni Sullivan Email: Tawni.sullivan@cbre.co
With a copy to:

1430 Harbor Bay Pkwy LLC
c/o Invesco Real Estate
2001 Ross Avenue, Suite 3400
Dallas, TX 75201

Attention: North South Loop Asset Manager
Telephone:(415) 445-3341

and a copy to:

Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111
Attention: Scott Schneider

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD	1430 HARBOR BAY PKWY LLC, a Delaware limited liability company

By: /s/ Kevin Pirozzoli
Name: Kevin Pirozzoli
Title: Vice President

TENANT:	SENTI BIOSCIENCES, INC., a Delaware corporation
	By: /s/ Philip Lee	/s/ Deborah Knobelman
	Name: Philip Lee	Deborah Knobelman
	Title: CTO	CFO

RESEARCH AND DEVELOPMENT AND LABORATORY LEASE AGREEMENT
This Research and Development and Laboratory Lease Agreement (this “Lease”) is entered into as of June _3_, 2021, between 1430 HARBOR BAY PKWY LLC, a Delaware limited liability company (“Landlord”), and SENTI BIOSCIENCES, INC., a Delaware corporation (“Tenant”).
1.Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally or regionally recognized holiday; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all covenants, conditions, restrictions and easements affecting the Project (collectively, “CC&Rs”), including that certain Declaration of Covenants, Conditions, Restrictions and Easements Plaza Six Harbor Bay Business Park, recorded April 30, 1985, as amended, and “Law” shall mean any of the foregoing; (q) “Successor” shall mean: (i) a corporation into which or with which Tenant, its corporate successors or assigns, is merged or consolidated in accordance with the applicable statutory provisions for merger or consolidation of corporations, but only if, by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving the merger or created by such consolidation and if the corporation surviving the merger intends to continue to operate the business of Tenant in the Premises; (ii) any partnership or limited liability company into which Tenant is merged in accordance with the applicable statutory provisions for the merger of partnerships or limited liability companies, but only if the surviving entity intends to continue to operate the business of Tenant in the Premises and agrees in writing that it has unconditionally assumed for the benefit of Landlord all of the obligations and liabilities of Tenant under this Lease; and, (iii) any corporation, partnership or limited liability company acquiring the leasehold interest of Tenant under this Lease and substantially all of the other property and assets of Tenant or its Successor, but only if such entity intends to continue to operate the business of Tenant in the Premises and agrees in writing that it has unconditionally assumed for the benefit of Landlord all of the obligations and liabilities of Tenant under this Lease. Acquisition by Tenant or its successors of substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed a merger of such corporation into Tenant for purposes of this Lease; “Tenant’s Off- Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.
2.Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information). In addition, Tenant shall have the exclusive right to use the loading dock serving the Building (the “Loading Dock”) for use as a mechanical yard, and other legally permissible uses incidental thereto, and other areas of the Project. Subject to the provisions of this Lease applicable to the Premises, and such rules and regulations as may be promulgated by Landlord from time to time, Tenant and each Tenant Party may use the Loading Dock for loading and access to and from the Premises for the Permitted Use set forth in the Basic Lease Information above. Tenant’s use of the Loading Dock shall be at its sole risk, and Landlord shall not be liable for any injury to any person or property, or for any loss or damage to any vehicle or its contents resulting from theft, collision, vandalism or any other cause whatsoever, unless caused solely by the gross negligence or willful misconduct of Landlord. Tenant shall cause its personnel and visitors to remove their vehicles from the Loading Dock at the end of each Business Day. The costs of operation and maintenance of the Loading Dock shall be paid by Tenant.
3.Tender of Possession.
(a)Estimated Delivery Date; Delay in Delivery. Landlord and Tenant presently anticipate that possession of the Premises will be tendered to Tenant in AS-IS condition on the Lease Date. Prior to the Commencement Date with respect to the Phase I Premises and the Phase II Commencement Date with respect to the Phase II Premises, Tenant shall have the right to enter upon the Phase I Premises and the Phase II Premises, respectively, solely for the purpose of constructing and installing therein the initial Tenant Improvements pursuant to the Work Agreement (Exhibit D), attached hereto. If Landlord is unable to tender possession of the Premises on the Lease Date, then: (1) the validity of this Lease shall not be affected or impaired thereby; (2) Landlord shall not be in default hereunder or liable for any damages therefor; and (3) Tenant shall accept possession of such Phase of the Premises when Landlord tenders possession thereof to Tenant. Notwithstanding the foregoing, if Landlord is unable to deliver the Premises to Tenant within fourteen (14) days of the Lease Date, then Tenant shall be entitled to one (1) day of abatement of monthly Base Rent for each additional day of delay in delivering the Premises, commencing as of the fifteenth (15th) day. Occupancy by Tenant of the Phase I Premises prior to the Commencement Date and occupancy by Tenant of the Phase II Premises prior to the Phase II Premises Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of recurring Rent.
(b)Landlord Delay . Notwithstanding anything to the contrary contained herein, the Outside Commencement Date shall be extended by one (1) day for each day of Landlord Delay (as defined in the Work Agreement).
(c)Confirmation Letter . Promptly upon Landlord’s request, Tenant shall execute and deliver to Landlord one or more letters substantially in the form of Exhibit G hereto confirming: (1) the Commencement Date, the Phase II Premises Commencement Date, the expiration date of the initial Term, and any other dates reasonably requested by Landlord to be confirmed; and (2) that Tenant has accepted the Premises; however, the failure of the parties to execute such letter shall not defer the Commencement Date or the Phase II Premises Commencement Date or otherwise invalidate this Lease. Tenant’s failure to execute such document within ten (10) days of receipt thereof from Landlord shall be deemed Tenant’s agreement to the contents of such document.
(d)Premises “AS-IS”. Tenant acknowledges that: (i) it has been advised by Landlord, Landlord’s broker and Tenant’s broker, if any, to satisfy itself with respect to the condition of the Premises (including, without limitation, the Building’s Systems, the Building’s Structure, and the security and environmental aspects thereof), the Loading Dock, the other areas of the Project, and the present and future suitability of the Premises for Tenant’s intended use; (ii) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Premises and use of the Project; and (iii) neither Landlord nor any of Landlord’s agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Premises or Project other than as may be specifically set forth in this Lease. By taking possession of the Premises and each Phase thereof for the performance of the Tenant Improvements, Tenant shall be deemed to have accepted the Premises and each Phase thereof in its then “AS IS” condition, subject to all applicable Laws.
Notwithstanding this Section 3(d) above, Landlord warrants that the Building’s Systems, the Building’s Structure, and the Loading Dock (the “Covered Items”), other than any portion thereof constructed or altered by Tenant, shall be in good operating condition on the date possession of the Premises and each Phase thereof is delivered to Tenant. If a non-compliance with such warranty exists as of the delivery of possession, or if one of such Covered Items should malfunction or fail within one hundred eighty (180) days after the delivery of possession of the applicable Phase of the Premises to Tenant, then Tenant shall nonetheless be deemed to have accepted such Phase of the Premises in the condition required by this Lease, however Landlord shall, as Landlord’s sole obligation with respect to such matter, promptly after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of such non-compliance, malfunction or failure, rectify the same at Landlord’s expense (“Landlord’s Warranty Work”). If Tenant does not give Landlord the required notice within one hundred eighty (180) days after the delivery of possession of the applicable Phase of the Premises to Tenant, Landlord shall have no obligation with respect to that warranty.
4.Rent.
(a)Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including the amounts set forth in Exhibit C attached hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), which payment shall be accompanied by all applicable state and local sales, use and/or gross receipts taxes. Unless otherwise prohibited by Law, Tenant shall make Rent payments via Automated Clearing House (ACH) credit transfer (as opposed to direct debit) payment processing. The obligations of Tenant to pay Base Rent (as defined in the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance. The first (1st) monthly installment of Base Rent, in the amount of $344,662.50 shall be payable concurrently with Tenant’s execution and delivery of this Lease to Landlord; thereafter, Base Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) full calendar month of the Term following the applicable Abatement Period (as defined below). The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated. This Lease is intended to be a so-called “triple net” lease with respect to Landlord and, except as may be specifically set forth herein, the Base Rent owing hereunder is (x) to be paid by Tenant absolutely net of all costs and expenses relating to Landlord’s ownership and operation of the Project and the Complex, and (y) not to be reduced, offset or diminished, directly or indirectly, by any cost, charge or expense payable hereunder by Tenant or by others in connection with the Premises, the Project, the Complex, and/or the Business Park, or any part thereof. The provisions of Exhibit C attached hereto are intended to pass on to Tenant all costs and expenses relating to Landlord’s ownership and operation of the Premises, the Project and/or the Complex. Tenant shall pay Additional Rent, Taxes and Insurance (each as defined in Exhibit C) at the same time and in the same manner as Base Rent.
(b)Notwithstanding the foregoing provisions of this Section 4 to the contrary, so long as an Event of Default does not exist, Tenant shall be entitled to an abatement of: (x) Phase I Premises Base Rent only for the first six (6) full calendar months following the Commencement Date (the “Phase I Premises Abatement Period”), and (y) Phase II Premises Base Rent only for the first six (6) full calendar months following the Phase II Premises Commencement Date (the “Phase II Premises Abatement Period”). The Phase I Premises Abatement Period and the Phase II Premises Abatement Period are each referred to generally as an “Abatement Period” and collectively as the “Abatement Periods”. The date immediately following the end of the Phase I Premises Abatement Period is referred to as the “Phase I Premises Rent Commencement Date” and the date immediately following the end of the Phase II Premises Abatement Period is referred to as the “Phase II Premises Rent Commencement Date”. The total amount of Base Rent abated during the Abatement Periods is referred to herein as the “Abated Rent”. If a monetary or material non-monetary Event of Default (i.e., a default beyond any applicable notice and cure period) occurs at any time during the Term, then (i) at Landlord’s option, all then-unamortized portions of the Abated Rent (assuming amortization of Abated Rent on a straight-line basis over the Term) previously credited to Tenant shall become due and payable to Landlord; and (ii) if the monetary or material non-monetary Event of Default (i.e., a default beyond any applicable notice and cure period) occurs prior to the expiration of an Abatement Period, then, from and after the occurrence of such Event of Default, there shall be no further abatement of Base Rent pursuant to this Section 4(b) unless and until Tenant cures such Event of Default and Landlord accepts such cure in lieu of exercising its remedies under Section 18(a) or Section 18(b) of this Lease (in which event, the Rent Abatement Period will not be suspended or extended as a result thereof, but Tenant shall be entitled to any remaining portion of the originally scheduled Abatement Period as of the date Tenant cures such Event of Default and Landlord accepts the same). No such recapture by Landlord of Abated Rent pursuant to clause (i) above shall constitute a waiver of any Event of Default of Tenant or any election of remedies by Landlord. For the avoidance of doubt, all Rent other than the Phase I Base Rent remains payable during the Phase I Premises Abatement Period and is not subject to abatement, and all Rent other than the Phase II Premises Base Rent remains payable during the Phase II Premises Abatement Period and is not subject to abatement.

5.Delinquent Payment; Handling Charges. All past due payments (other than late charges) required of Tenant hereunder shall bear interest from the date due until paid at the lesser of ten percent (10%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency, provided, however, that Landlord shall waive the imposition of any such late charge for the first late payment in any twelve (12) month period during the Term provided Tenant pays such overdue amounts within three (3) Business Days following written notice from Landlord that such amounts are past due. Any late charge and interest payment shall be payable as Additional Rent under this Lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.
6.Letter of Credit
(a)Generally. Within five (5) Business Days following the mutual execution and delivery of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates it may suffer) as a result of Tenant’s failure to comply with one or more provisions of this Lease (inclusive of any applicable notice and cure periods), including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable (with Tenant responsible for the payment of any transfer fee or charge imposed by the Issuing Bank, as defined below) letter of credit (the “Letter of Credit”) in the form of Exhibit M attached hereto and containing the terms required herein, in the initial face amount of $[***] (the “Initial Letter of Credit Amount”), naming Landlord as beneficiary, issued (or, in Landlord’s reasonable discretion, confirmed) by a financial institution acceptable to Landlord (the “Issuing Bank”), permitting multiple and partial draws thereon from a location in San Francisco, California or Manhattan, New York (or, alternatively, permitting draws via overnight courier or facsimile in a manner acceptable to Landlord), and otherwise in form acceptable to Landlord. Tenant shall cause the Letter of Credit to be increased from the Initial Letter of Credit Amount to $2,760,000.00 (the “Letter of Credit Amount”) prior to (and as a condition of) Tenant’s first requisition for payment of the Tenant Improvement Allowance but in no event later than October 1, 2021, time being of the essence (the “Full Letter of Credit Amount Deadline”). Such increase in the amount of the Letter of Credit from the Initial Letter of Credit Amount to Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit or an amendment to the existing Letter of Credit, in the full amount; Tenant’s failure to do so on or before the Full Letter of Credit Amount Deadline shall, at Landlord’s sole election, be deemed an Event of Default under this Lease without any notice or cure period. The Letter of Credit shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590 and California law. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, provided that such replacement or substitute letter of credit satisfies the requirements of this Section 6. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, amendment, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is the later to occur of (x) the date that is sixty (60) days after the scheduled expiration of the Term and (y) the date that is sixty (60) days after Tenant vacates the Premises and completes any restoration or repair obligations. In furtherance of the foregoing, Landlord and Tenant agree that the Letter of Credit shall contain a so-called “evergreen provision,” whereby the Letter of Credit will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the Issuing Bank to Landlord; provided, however, that the final expiration date identified in the Letter of Credit, beyond which the Letter of Credit shall not automatically renew, shall not be earlier than the Final LC Expiration Date. Tenant shall neither assign nor encumber the Letter of Credit or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the Issuing Bank), Tenant shall deliver a new or amended Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration or termination of the Letter of Credit then held by Landlord. Any renewal, amended or replacement Letter of Credit shall comply with all of the provisions of this Section 6. Tenant shall not be permitted to enter the Premises, and Landlord shall not be required to disburse any of the Tenant Improvement Allowance, unless and until Tenant has delivered the Letter of Credit to Landlord. Tenant’s failure to deliver the Letter of Credit to Landlord within five (5) Business Days following the mutual execution and delivery of this Lease shall, at Landlord’s sole election, be deemed an Event of Default under this Lease without any notice or cure period.
(b)Drawing under Letter of Credit. Landlord, or its then managing agent, without prejudice to any other remedy provided in this Lease or by law, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (i) such amount is due to Landlord under the terms and conditions of this Lease; or (ii) Tenant is in Default, or (iii) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any State bankruptcy code (collectively, “Bankruptcy Code”), or (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (v) Tenant executes an assignment for the benefit of creditors, or (vi) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (vii) the Issuing Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the Final LC Expiration Date or (viii) Tenant fails to timely provide a replacement Letter of Credit pursuant to the penultimate sentence of Section 6(a) above (the events described in clauses (iii), (iv), (v) and (vi) above, collectively, being referred to herein as an “Insolvency Event”). Upon any such draw, Landlord may use all or any part of the proceeds as set forth in this Section 6.

(c)Use of Proceeds by Landlord. The proceeds of any draw upon the Letter of Credit which are not used to pay for damages actually suffered by Landlord (the “Unused Proceeds”) as described above shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and need not be segregated from any other funds of Landlord. Tenant (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Laws (defined below), and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Any Unused Proceeds shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement Letter of Credit in the full Letter of Credit Amount, which replacement Letter of Credit shall comply in all respects with the requirements of this Section 6, or (y) within thirty (30) days after the Final LC Expiration Date; provided, however, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in any case pursuant to a final court order not subject to appeal or any stay pending appeal.
(d)Additional Covenants of Tenant.
(i)Replacement of Letter of Credit if Issuing Bank No Longer Satisfactory to Landlord. If, at any time during the Term, Landlord determines that (A) the Issuing Bank is closed for any reason, whether by the Federal Deposit Insurance Corporation (“FDIC”), by any other governmental authority, or otherwise, or (B) the Issuing Bank fails to meet any of the following three ratings standards as to its unsecured and senior, long-term debt obligations (not supported by third party credit enhancement): (x) “A2” or better by Moody’s Investors Service, or its successor, (y) “A” or better by Standard & Poor’s Rating Service, or its successor; or (z) “A” or better by Fitch Ratings, or its successor, or (C) the Issuing Bank is no longer considered to be well capitalized under the “Prompt Corrective Action” rules of the FDIC (as disclosed by the Issuing Bank’s Report of Condition and Income (commonly known as the “Call Report”) or otherwise), or (D) the Issuing Bank has been placed into receivership by the FDIC, or has entered into any other form of regulatory or governmental receivership, conservatorship or other similar regulatory or governmental proceeding, or is otherwise declared insolvent or downgraded by the FDIC or other governmental authority (any of the foregoing, an “Issuing Bank Credit Event”), then, within thirty (30) calendar days following Landlord’s notice to Tenant, Tenant shall deliver to Landlord a new Letter of Credit meeting the terms of this Section 6, in which event, Landlord shall return to Tenant the previously held Letter of Credit. If Tenant fails to timely deliver such replacement Letter of Credit to Landlord, such failure shall be deemed an Event of Default by Tenant under this Lease, without the necessity of additional notice or the passage of additional grace periods, entitling Landlord to draw upon the Letter of Credit.
(ii)Replacement of Letter of Credit Upon Draw. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit plus any cash proceeds previously drawn by Landlord and not applied pursuant to Section 6(c) above shall be less than the Letter of Credit Amount, Tenant shall, within five (5)

days thereafter, provide Landlord with additional Letter(s) of Credit in an amount equal to the deficiency (or a replacement or amended Letter of Credit in the total Letter of Credit Amount), and any such additional (or replacement or amended) Letter of Credit shall comply with all of the provisions of this Section 10; notwithstanding anything to the contrary contained in this Lease, if Tenant fails to timely comply with the foregoing, the same shall constitute an Event of Default by Tenant under this Lease, without the necessity of additional notice or the passage of additional grace periods.
(e)Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Without limiting the generality of the foregoing, Tenant hereby agrees that Landlord may claim those sums specified in Section 6(c) above and/or those sums reasonably necessary to compensate Landlord for any actual loss or damage caused by the acts or omissions of Tenant or Tenant’s breach of this Lease, including any damages Landlord actually suffers following termination of this Lease, and/or to compensate Landlord for any and all damages arising out of, or actually incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.
(f)Reduction in Letter of Credit Amount. Provided that the Reduction Conditions (defined below) are satisfied as of the later to occur of the Reduction Date (defined below) and the date of Tenant’s applicable reduction request, upon written request by Tenant, the face amount of the Letter of Credit may be reduced to $[***] as of the Reduction Date (defined below). Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit or an amendment to the existing Letter of Credit, in the reduced amount. In no event shall the Letter of Credit Amount be reduced below $[***] during the Term. As used herein, the “Reduction Conditions” shall mean that (1) no Event of Default then exists, (2) no Issuing Bank Credit Event then exists, (3) no Insolvency Event then exists, (4) no Event of Default has previously occurred and continued beyond applicable notice and cure periods and no Insolvency Event has previously occurred beyond applicable notice and cure periods, and (5) no event which, with notice, the passage of time, or both, would constitute an Event of Default, then exists. As used herein, the “Reduction Date” shall mean the last day of the calendar month in which occurs the forty-eight (48) month anniversary of the Phase II Premises Rent Commencement Date.
7.Services; Utilities; Common Areas.
(a)Services. Other than Landlord’s maintenance obligations expressly set forth in this Lease, Landlord shall not be obligated to provide any services to Tenant.

(b)Utilities. Tenant shall obtain all water, electricity, sewerage, gas, telephone and other utilities for the Premises directly from the public utility company furnishing same. Any meters required in connection therewith shall be installed at Tenant’s sole cost. Tenant shall pay all utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone and any other utility services furnished exclusively to the Premises during the Term of this Lease. In the event any such utilities are not separately metered on the Commencement Date, then until such time as such services are separately metered, Tenant shall pay Landlord Tenant’s equitable share of the cost of such services, as reasonably and equitably determined by Landlord. If for any reason the use of any utility is measured on a meter(s) indicating the usage of Tenant and other tenants of the Complex, Tenant and such other tenants shall allocate the cost of such utility amongst themselves and shall each be responsible for the payment of its allocable share. Anything to the contrary notwithstanding, but subject to the Cost Pools (as defined on Exhibit C), Tenant shall remain obligated for the payment of Tenant’s Proportionate Share (as defined in the Basic Lease Information) of any utilities or services furnished to the Common Areas (as defined in Section 7(c)) pursuant to Exhibit C. Landlord shall not be liable for any interruption whatsoever, nor shall Tenant be entitled to an abatement or reduction of Rent on account thereof, in any utility or other service, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such utilities and services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events, shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations under this Lease. In no event shall Landlord be liable to Tenant for any damage to the Premises or Tenant’s property or for any loss of business or any damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, but not limited to, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other cause in, above, upon or about the Premises, the Project or the Complex. Notwithstanding the foregoing, in the event that any interruption or discontinuance of utilities or services provided pursuant to this Section 7 above (i) was due to the negligence of Landlord, its agents or employees (and was not caused in any way by any failure on the part of the utility company or other service provider, any of the matters contemplated under Section 26(c) and/or any act or omission of Tenant or Tenant’s employees, agents, invitees or contractors), (ii) continues beyond three (3) Business Days after the date of delivery of written notice from Tenant to Landlord, (iii) materially and adversely affects Tenant’s ability to conduct business in the Premises, or any material portion thereof, and (iv) on account of such interruption or disturbance Tenant ceases doing business in the Premises or such portion thereof, rent shall abate proportionately, beginning on the fourth (4th) Business Day after delivery of said notice and continuing for so long as Tenant remains unable to (and in fact does not) conduct its business in the Premises or such portion thereof.
Tenant shall not install any equipment which exceeds or overloads the capacity of the utility facilities serving the Premises.
(c)Common Areas. The term “Common Area” is defined for all purposes of this Lease as that part of the Project and/or Complex intended for the common use of all tenants, including among other facilities (as such may be applicable to the Complex), common parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii)

streets and alleys maintained by a public authority; (iii) areas within the Complex which may from time to time not be owned by Landlord (unless subject to a cross-access agreement benefiting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Complex. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants in the Building and/or Complex, as applicable, and other persons permitted by the Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:
(i)Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.
(ii)Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights.
8.Alterations; Repairs; Maintenance; Signs.
(a)Alterations. Following the construction of the initial Tenant Improvements in the Premises by Tenant pursuant to the provisions of the Work Agreement (Exhibit D) attached hereto, Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed so long as any such proposed Alterations will not adversely affect the Building Structure, the Building Systems or any other portion of the Business Park; except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time Tenant requests Landlord’s consent to any Alterations if the desired Alterations: (i) may affect the Building’s Systems or Building’s Structure; (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; (iii) will cost in excess of Two Hundred Thousand Dollars ($200,000.00); or (iv) will require a building permit or similar governmental approval to undertake. Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord’s actual out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations, not to exceed Ten Thousand Dollars ($10,000) per project. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may require. Without Landlord’s prior written consent, Tenant shall not use any portion of the Common Areas either within or without the Project or Complex, as applicable, in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project or Complex, as applicable, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord within thirty (30) days of Landlord’s demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless as part of Landlord’s consent to an Alteration, Landlord designates that it will require the removal and repair of such Alteration at the expiration or earlier termination of the Lease. If Landlord requires the removal of such Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) days after the expiration or earlier termination of the Lease) remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed (including without limitation stairs, bank vaults, and cabling, if applicable) and repair and restore the Premises in a good and workmanlike manner to a condition that is substantially similar to their original condition, reasonable wear and tear and modifications due to a change in applicable Law excepted. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new or like-new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project or Complex, as applicable. Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from such work in accordance with Section 11(d) hereof, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be (A) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (B) labeled every 3 meters with the Tenant’s name and origination and destination points; (C) installed in accordance with all EIA/TIA standards and the National Electric Code; (D) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may reasonably request. The routing plan shall be available to Landlord and its agents at the Building upon request.
(b)Repairs; Maintenance.
(i)By Landlord. Landlord shall, subject to reimbursement under Exhibit C, keep the foundation, the exterior walls (except plate glass; windows, doors and other exterior openings; window and door frames, molding, closure devices, locks and hardware; special store fronts; lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures; signs, placards, decorations or other advertising media of any type; and interior painting or other treatment of exterior walls), the Loading Dock (but only if used in common by tenants of the Building) and roof of the Premises in good condition and repair. Landlord, however, shall not be required to make any repairs occasioned by the act or negligence of Tenant, its agents, contractors, employees, subtenants, invitees, customers, licensees and concessionaires (including, but not limited to, roof leaks resulting from Tenant’s installation of air conditioning equipment or any other roof penetration or placement); and the provisions of the previous sentence are expressly recognized to be subject to the casualty and condemnation provisions of this Lease. In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord and Landlord shall have a reasonable time after receipt by Landlord of such written notice in which to make such repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Complex pursuant to Landlord’s rights and obligations under this Lease. In addition, Landlord shall maintain the Parking Area and the Common Areas of the Project or Complex, as applicable, subject to reimbursement as set forth in Exhibit C. To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, and the right to terminate the Lease under Section 1932(1) of the California Civil Code, and any other laws, statutes or ordinances now or hereafter in effect of like import.
(ii)By Tenant. Tenant shall keep the Premises and the Loading Dock (unless it is used in common with other tenants of the Building) in good, clean and habitable condition and shall at its sole cost and expense keep the same free of dirt, rubbish, ice or snow, insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Landlord. Without limiting the coverage of the previous sentence, it is understood that Tenant’s responsibilities therein include the repair and replacement in accordance with all applicable Laws of all lighting, heating, air conditioning, plumbing and other electrical, mechanical and electromotive installation, equipment and fixtures and also include all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in or otherwise exclusively serving the Premises, regardless of when or how the defect or other cause for repair or replacement occurred or became apparent, provided that Tenant shall have no obligation to repair or replace any item where the damage was caused by the gross negligence or willful misconduct of Landlord or other tenant of Complex. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all HVAC systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises; provided, however, that if Tenant fails to enter into or maintain a contract for the maintenance and repair of the HVAC equipment in the Premises, Landlord shall have the option of contracting directly with an HVAC servicing company for all such work and charging Tenant for all costs thereof. If any repairs required to be made by Tenant hereunder are not made within ten (10) days after written notice delivered to Tenant by Landlord (such time period not being subject to the notice and cure provisions of Section 17(f)), Landlord, after providing notice to

Tenant of the same, may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs and Tenant shall pay to Landlord within ten (10) days of Landlord’s demand, as Rent hereunder, the cost of such repairs plus interest at the Default Rate, such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. Notwithstanding the foregoing, Landlord shall have the right to make such repairs without notice to Tenant in the event of an actual or apparent emergency, or if such repairs relate to the exterior of the Premises. At the expiration of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord. All personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the sole risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the Premises and certifies that it has not observed mold, mildew or moisture within the Premises. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant relieves Landlord from any liability for any bodily injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises. In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its Lease obligations. Tenant shall adopt and implement the moisture and mold control guidelines set forth on Exhibit L attached hereto.
(iii)Performance of Work. All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, but in no event less than: (i) Commercial General Liability insurance on an occurrence basis in amounts not less than with limits of not less than $1,000,000 per occurrence for bodily injury and property damage, $1,000,000 each person or organization for personal and advertising injury, $2,000,000) general aggregate (per project), $2,000,000 products completed operations aggregate, naming Landlord, Landlord’s property management company and Invesco Advisers, Inc. (“Invesco”) as additional insureds on ISO Additional Insured forms CG 20 10 10 01 and CG 20 37 10 01 or substitute equivalent ; (ii) workers’ compensation insurance in amounts required by statute and employer’s liability with limits not less than $1,000,000. Contractor’s CGL policy shall not contain an absolute warranty of underlying coverage for subcontractors, and shall not contain an exclusion for injury to contractors or employees of contractors, or for work performed by uninsured or underinsured contractors; (iii) Business Automobile Liability insurance on an occurrence basis in amounts not less than $1,000,000 naming Landlord, Landlord’s property management company and Invesco as additional insureds; (iv) Umbrella/Excess Liability Insurance consisting of one or more policies with limits of not less than $1,000,000 each occurrence for bodily injury and property damage, and $1,000,000 annual aggregate and products and completed operations aggregate, however, higher Umbrella / Excess liability limits are required for contractors performing Moderate and High Risk work as defined in the Invesco Risk Category Schedule. Policies shall be excess to the primary commercial general liability, employer’s liability and business automobile liability coverage and shall be written as follow form or alternatively with a form that provides coverage that is at least as broad as the primary insurance policies; (v) Contractors Pollution Liability Insurance for any Contractor who remediates, performs waste removal of toxic items or uses chemicals must evidence a minimum of $1,000,000 per occurrence and annual aggregate covering pollution losses, including but not limited to bodily injury, property damage, and financial loss arising out of Contractor’s operations and completed operations, and for sudden and gradual pollution arising out of Contractor’s performance naming Landlord, Landlord’s property management company and Invesco as additional insureds; (vi) Professional Liability Insurance (Errors & Omissions) for any Contractor who performs professional services with limits not less than $1,000,000 per claim and $1,000,000 annual aggregate covering financial loss as well as bodily injury and property damage arising from errors and omissions committed in the performance of Professional Services. Policy shall include Contingent bodily injury and property damage coverage shall not be subject to any sublimit; and (vii) Property Insurance providing coverage for property in which Contractor retains the risk of loss including their own equipment, (stationary or mobile), tools (including employee tools), supplies, materials, or any other property owned or leased by Contractor. If Contractor chooses to self-insure any of the property described under this Section, it is agreed that Contractor shall hold Landlord, Landlord’s property management company and Invesco harmless for any loss or damage to that property. All coverages shall be primary and non-contributory to insurance purchased by Landlord, Landlord’s property management company and Invesco. All coverages shall also provide a waiver of subrogation in favor of Landlord, Landlord’s property management company and Invesco. Tenant shall provide Landlord with insurance certificates for such contractors and subcontractors prior to commencement of any work. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof.
(c)Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, Invesco, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive termination or expiration of this Lease.
(d)Signs. Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Building, or (ii) the Common Areas without Landlord’s prior written approval, in Landlord’s sole discretion. Tenant, at its sole cost and expense, shall have the right to install interior and exterior signage at the Premises in accordance with this Section 8(d). All signage must be consistent with the signage program of the Business Park (“Signage Program”) and comply with applicable Law. Any signage visible from the exterior of the Building will be subject to the prior written approval of Landlord, which will not be unreasonably withheld, conditioned or delayed, provided that such signage is consistent with the Signage Program and complies with applicable Law. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, or the exterior of the Building, if required in connection with any cleaning, maintenance or repairs to the Building or which are inconsistent with the provisions of the Signage Program, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project, the Complex or the Business Park, as applicable. Tenant, upon vacation of the Premises, or the removal or alteration of its signage for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal plus ten percent (10%) as an administrative fee shall be payable by Tenant within ten (10) days of invoice.

9.Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises or the Project. Without limiting the generality of the foregoing, Tenant shall comply with all easements, covenants, conditions and restrictions, and similar instruments, together with any and all amendments thereto made from time to time, and each of which has been or is hereafter recorded in the Official Records of the county in which the Building is located. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Project; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas and other portions of the Complex (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by Tenant’s particular use of the Premises or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne solely by Tenant). The Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues). Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall store all trash and garbage within the Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant’s expense (unless Landlord finds it necessary to furnish such a service, in which event Tenant shall be charged an equitable portion of the total of the charges to all tenants using the service). Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Project or Complex, as applicable. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such increase shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease, and Landlord’s acceptance of such amount shall not waive any of Landlord’s other rights. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, or explosive substance.

In addition, set forth on Exhibit E are additional provisions generally applicable to Tenant’s use of the Premises as well as Tenant’s use of portions of the Premises for laboratory and research and development purposes (“Laboratory Use”).
10.Assignment and Subletting.
(a)Transfers. Tenant shall not, without the prior written consent of Landlord: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded (either as of the Lease Date or as a result of a subsequent initial public offering of Tenant’s stock on a nationally-recognized stock exchange), permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”).
(b)Consent Standards. Landlord shall not unreasonably withhold, condition or delay its consent to any assignment or subletting of the Premises, provided that Tenant is not then in default beyond applicable notice and cure periods under the Lease and the proposed transferee: (1) is creditworthy; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project or Complex, as applicable; (4) will not use the Premises, Project or Complex in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Project or Complex; (5) is not a governmental entity, or subdivision or agency thereof; (6) is not another occupant of the Building or Complex, as applicable; and (7) is not a person or entity with whom Landlord (or any Affiliate of Landlord) is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex, as applicable, or any Affiliate of any such person or entity; provided that, with respect to items (6) and (7), only if Landlord (or an Affiliate of Landlord) has or reasonably believes that within ninety (90) days of the proposed effective date of the assignment or commencement date of the sublease it will have sufficient space available which meets the proposed transferee’s space, term and buildout requirements, as communicated to Landlord (or its Affiliate) by the proposed transferee (all of the foregoing Section 10(b)(1) through Section 10(b)(7) being deemed reasonable bases for withholding consent); otherwise, Landlord may withhold its consent in its sole discretion.
(c)Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer, not to exceed $5,000 with respect to each request; provided, however, if Tenant or the transferee requests material changes to Landlord’s standard form of consent (as determined by Landlord in Landlord’s reasonable discretion) or if there are material negotiations related thereto (as determined by Landlord in Landlord’s reasonable discretion), the foregoing limitation will also not apply.
(d)Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. In all events, it is understood and agreed that all rents paid to Tenant by an assignee or subtenant shall be received by Tenant in trust for Landlord and shall be forwarded to Landlord without offset or reduction of any kind. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment (provided that the foregoing shall not waive any approval right that Landlord may have with respect to such improvements pursuant to another provision of this Lease).
(e)Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant (unless actually received by Landlord from Tenant), and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f)Cancellation. Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective, provided that if Landlord desires to terminate the Lease with respect to such portion of the Premises proposed to be sublet or assigned, Tenant shall have the right (which must be exercised, if at all, within five (5) days following Tenant’s receipt of Landlord’s notice of recapture) to revoke such proposed assignment or subletting and continue the Lease in full force and effect. If Landlord cancels this Lease as to any portion of the Premises and Tenant does not revoke the proposed assignment or subletting, then this Lease shall cease for such portion of the Premises, Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, and Rent shall be reduced proportionately based on the remaining square footage in the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.
(g)Additional Compensation. Tenant shall pay to Landlord, immediately upon actual receipt thereof, fifty percent (50%) of the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby.
(h)Waiver. Tenant hereby waives any suretyship defenses it may now or hereafter have to an action brought by Landlord including those contained in Sections 2787 through 2856, inclusive, 2899 and 3433 of the California Civil Code, as now or hereafter amended, or similar laws of like import.
(i)Permitted Transfer . The provisions of Sections 10(a) through 10(f) notwithstanding, Tenant may assign this Lease or sublet all or a reasonably configured portion of the Premises without the need for Landlord’s prior consent to (i) any Affiliate of the initially named Tenant, or to (ii) a Successor to Tenant; provided that: (A) at least thirty (30) days prior to such Transfer, Tenant delivers to Landlord the financial statements or other financial and background information of the Transferee or Successor as required for other Transfers; (B) if the Transfer is an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the Transferee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect thereto); (C) the Transferee or Successor shall, as of the date immediately following the Transfer, have a Tangible Net Worth (as defined below) at least equal to the Tangible Net Worth of Tenant as of the Lease Date, or, if the Tenant entity does not survive the Transfer, a Tangible Net Worth at least equal to the greater of the Tangible Net Worth of Tenant as of the Lease Date or as of the day prior to the effective date of the Transfer, or Tenant or Successor has a Tangible Net Worth sufficient to meet Tenant’s or Successor’s obligations under this Lease, as determined by Landlord in good faith; (D) unless the Tenant entity does not survive the Transfer, Tenant remains fully liable under this Lease; and (E) the use of the Premises set forth herein remains unchanged. As used herein, As used herein, “Tangible Net Worth” shall mean the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles (“GAAP”) consistently applied, excluding, however, from the determination of total assets all assets which would be classified as “intangible” assets under GAAP, including goodwill, licenses, patents, trademarks, tradenames, copyrights and franchises. A transaction meeting the requirements of this Section 10(i) is referred to herein as a “Permitted Transfer”.

11.Insurance; Waivers; Subrogation; Indemnity.
(a)Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies:
(i)Commercial General Liability (“CGL”) Insurance in amounts of no less than $5,000,000 per occurrence for bodily injury and property damage, $5,000,000 each person or organization for personal and advertising injury, $5,000,000 general aggregate, covering: (A) premises/operations liability, (B) products/completed operations liability, (C) personal and advertising injury liability, (D) independent contractors liability, and (E) broad form contractual liability. Such policy shall: (1) be primary and non-contributory to any insurance or self-insurance maintained by Tenant, Landlord, Landlord’s property management company and Invesco with respect to the use and occupancy of the Premises including all operations conducted thereon; (2) include severability of interests or cross liability provisions; (3) be endorsed to add Landlord, Landlord’s property management company, and Invesco as additional insureds using Insurance Services Office (“ISO”) forms CG 20 26 07 04 and, where applicable, 20 37 07 04, or substitute equivalent forms approved in writing by Landlord; (4) include terrorism coverage up to the full per occurrence and aggregate limits available under the policy (TRIA being acceptable); (5) contain no exclusion for explosion, collapse and underground (XCU), and (6) insure other activities that the Landlord deems necessary, such as insurance for liquor liability. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. Tenant may maintain such insurance on a multi-location basis provided that the aggregate limits or sublimits on each policy are dedicated to the Premises and thereby not subject to dilution by claims occurring at other locations.
(ii)Automobile Liability Insurance covering the ownership, maintenance, and operations of any automobile or automotive equipment, whether such auto is owned, hired, and non-owned. Tenant shall maintain insurance with a combined single limit for bodily injury and property damage of not less than the equivalent of $1,000,000 per accident. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. Such insurance shall cover Tenant against claims for bodily injury, including death resulting therefrom, and damage to the property of others caused by accident regardless of whether such operations are performed by Tenant, Tenant’s agents, or by any one directly or indirectly employed by any of them. Policy shall include the MCS-90 endorsement as necessary for transportation arrangements. Tenant’s automobile liability insurance shall be endorsed to add Landlord, Landlord’s property management company, and Invesco as additional insureds. This coverage shall only be required of Tenant to the extent that Tenant’s potential automobile liability constitutes a risk which would customarily be insured against in accordance with good risk management practices.

(iii)Commercial Property Insurance covering at full replacement cost value the following property at the Premises: (A) inventory; (B) FF&E (unattached furniture, fixtures, and equipment); (C) alterations, improvements and betterments made by the Tenant including but not necessarily limited to all permanently attached fixtures and equipment; and (D) any other property in which the Tenant retains the risk of loss including electronic data processing equipment, employee personal property or other property owned or leased by Tenant. Such property insurance shall include: (1) coverage against such perils as are commonly included in the special causes of loss form, with no exclusions for wind and hail, vandalism and malicious mischief and endorsed to add the perils of earthquake, flood, and terrorism; (2) business income coverage providing for the full recovery of loss of rents and continuing expenses on an actual loss sustained basis for a period of not less than 12 months; (3) an “agreed amount” endorsement waiving any coinsurance requirements; and (4) a loss payable endorsement providing that Tenant, Landlord, and Landlord’s Mortgagee (as hereinafter defined) shall be a loss payee on the policy with regard to the loss of rents coverage. “Full replacement value,” as used herein, means the cost of repairing, replacing, or reinstating, including demolishing, any item of property, with materials of like kind and quality in compliance with, (and without, an exclusion pertaining to application of), any law or building ordinance regulating repair or construction at the time of loss and without deduction for physical, accounting, or any other depreciation, in an amount sufficient to meet the requirements of any applicable co-insurance clause and to prevent Tenant from being a co-insurer.
(iv)Builders’ Risk Insurance on an “all risk” form that does not exclude the perils of flood, earthquake, and terrorism covering on a completed value basis all work incorporated in the Building and all materials and equipment in or about the Premises in connection with construction activities where Tenant notifies Landlord of its intent to undertake a substantial rebuild of the existing structure and Landlord determines that such coverage is necessary. Limits and terms to coverage are to be determined by Landlord upon notification by Tenant.
(v)Workers Compensation Insurance covering statutory benefits in the state where the Premises is located. This policy shall include “other states” insurance, so as to include all states not named on the declarations page of the insurance policy, except for the monopolistic states. Tenant is required to carry this insurance regardless of eligibility for waiver or exemption of coverage under any applicable state statute. Such insurance shall include an employer’s liability coverage part with limits that shall be not less than $1,000,000 each accident for bodily injury by accident and $1,000,000 each employee and policy limit for bodily injury by disease.
(vi)Environmental Clean-Up and Liability Insurance, including but not limited to third party bodily injury and property damage, defense costs, and remediation/clean-up costs in amounts of no less than $2,000,000 per occurrence, naming Landlord, Landlord’s property management company and Invesco Advisers Inc., as an additional insured on a primary and noncontributory basis and provide a waiver of subrogation. Coverage may be written on a claims- made coverage form and shall be maintained for a period of no less than three (3) years following termination of this Lease Agreement or must contain an extended reporting period provision.

(vii)Such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time.
Tenant’s commercial general liability insurance, automobile liability insurance and, all other insurance policies, where such policies permit coverage for Landlord as an additional insured, shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, and where applicable with the additional insured endorsements in forms CG 20 26 07 04 and, where applicable, 20 37 07 04 (or other equivalent forms approved in writing by Landlord), and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, prior to each renewal of said insurance, and Tenant shall notify Landlord at least thirty (30) days before cancellation, non-renewal or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies licensed to do business in the state where the Premises is located, rated by AM Best as having a financial strength rating of “A-” or better and a financial size category of “IX” or greater, or otherwise reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of ten percent (10%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of liability and coverages required of Tenant’s insurance shall not reduce or limit the obligation of the Tenant to indemnify the Landlord as provided in this Lease. All policies required herein shall use occurrence based forms. Any and all of the premiums, deductibles and self-insured retentions associated with the policies providing the insurance coverage required herein shall be assumed by, for the account of, and at the sole risk of Tenant.
(b)Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant, it being agreed that Landlord shall have no obligation to provide insurance for such property), less a commercially- reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $3,000,000 per occurrence for bodily injury and property damage, $3,000,000 each person or organization for personal and advertising injury, $3,000,000 general aggregate, and $3,000,000 products and completed operations aggregate. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project or Complex, as applicable, as set forth on Exhibit C. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c)Waiver of Subrogation. Notwithstanding anything to the contrary herein, to the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant shall each agree to waive any right to recover against the other party (and the other party’s agents, officers, directors and employees) on account of any and all claims it may have against the other party (and the other party’s agents, officers, directors and employees) with respect to the insurance actually maintained, or required to be maintained hereunder, under subparagraphs 11(a)(i) through (vi), inclusive, and to the extent proceeds are realized from such insurance coverage that are applied to such claims. Each policy described in this Lease shall contain a waiver of subrogation endorsement that provides that the waiver of any right to recovery shall not invalidate the policy in any way.
(d)Indemnity. Subject to Section 11(c), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and reasonable and actual expenses (including reasonable attorneys’ fees) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property (a “Loss”) arising from any occurrence in or about the Premises, the use of the Common Areas, the Parking Area or any other areas of the Project by any Tenant Party, or the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment; or (2) Tenant’s failure to perform any of its obligations under this Lease, IN EACH CASE EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS (OTHER THAN A LOSS ARISING FROM THE SOLE OR GROSS NEGLIGENCE OF LANDLORD OR ITS AGENTS), AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. Landlord shall protect, indemnify, hold harmless and defend Tenant and the Tenant Parties from and against any and all loss, cost, damage, liability or reasonable and actual expense incurred (including reasonable attorneys’ fees) for any injury to or death of any person or the damage to any property in or on the Common Areas to the extent solely caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. The indemnifications set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the other party in such proceeding at its sole cost utilizing counsel satisfactory to the non-indemnifying party in its sole but reasonable discretion.

12.Subordination; Attornment; Notice to Landlord’s Mortgagee.
(a)Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, as renewed, modified, and/or extended from time to time, a “Mortgage”), or any ground lease, master lease, or primary lease (each, as renewed, modified, and/or extended from time to time, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease.
(b)Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request, provided that such attornment shall not, by more than a de minimis extent, increase Tenant’s obligations or liability or diminish its rights hereunder.
(c)Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.
(d)Landlord’s Mortgagee’s Protection Provisions . If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), unless such amounts were actually deposited with Landlord’s Mortgagee, and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.
(e)SNDA . Landlord represents that, as of the Lease Date, there is no Mortgage encumbering the Project other than PGIM Real Estate (“Current Holder”). Upon written request by Tenant, Landlord will use good faith and commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement (“SNDA”) for the benefit of Tenant from Current Holder and any future Landlord’s Mortgagee whereby such Landlord’s Mortgagee agrees to recognize the rights of Tenant under this Lease in the event of a foreclosure of the Mortgage held by such Landlord’s Mortgagee on such Landlord’s Mortgagee’s then current standard form of agreement. “Good faith and commercially reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by Landlord’s Mortgagee. Landlord’s failure to obtain a SNDA for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.
13.Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit F. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises, are enforced by Landlord in a non-discriminatory manner and provided to Tenant in writing. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.
14.Condemnation.
(a)Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.
(b)Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.
(c)Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d)Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemner for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.
(e)Repair. If the Lease is not terminated, Landlord shall proceed with reasonable diligence to restore the remaining part of the Premises and the Building substantially to their former condition to the extent feasible to constitute a complete and tenantable Premises and Building. In no event shall Landlord be required to spend more than the condemnation proceeds received by Landlord for such repair.
(f)Waiver. The rights contained in this Section 14 shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation. Landlord and Tenant each waives the provisions of Section 1265.130 and 1265.150 of the California Code of Civil Procedure and the provisions of any successor or other law of like import.
15.Fire or Other Casualty.
(a)Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.
(b)Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.
(c)Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; or (3) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.
(d)Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed continuously and with reasonable diligence to restore the Building’s Structure and the Building’s Systems to substantially the same condition as they existed immediately before such Casualty. Landlord shall not be required to repair or replace any improvements, Alterations or betterments (including the Tenant Improvements) to or within the

Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease), but excluding any proceeds for furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building.
(e)Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.
(f)Waiver. The rights contained in this Section 15 shall be Tenant’s sole and exclusive remedy in the event of a Casualty. Tenant hereby waives the provisions of Sections 1932(2) and 1933(4) of the California Civil Code and the provisions of any successor or other law of like import.
16.Other Taxes Payable by Tenant . In addition to payment of Tenant’s Proportionate Share of Taxes, Tenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Tenant (or directly or indirectly by Landlord) during the Term, whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i) the gross or net rental income of Landlord under this Lease, including any gross receipts tax levied by any taxing authority or adopted by any voter initiative or ballot measure, or any other gross income tax or excise tax levied by any taxing authority or adopted by any voter initiative or ballot measure with respect to the receipt of the rental payable hereunder, except to the extent Landlord, in its sole discretion, elects to include any of the foregoing in Taxes; (ii) the value of Tenant’s equipment, furniture, fixtures or other personal property located in the Premises; (iii) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (iv) the value of any Tenant Improvements or Alterations, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord; and (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

17.Events of Default. Each of the following occurrences shall be an “Event of Default”:
(a)Payment Default. Tenant’s failure to pay Rent within five (5) calendar days after the same is due;
(b)Abandonment. Tenant abandons the Premises or any substantial portion thereof, or fails to continuously operate its business in the Premises, abandonment being defined as Tenant’s vacation of the Premises for a period of fourteen (14) or more consecutive days and failure to meet one (1) or more lease obligations;
(c)Estoppel/Financial Statement/Commencement Date Letter. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e); (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q); or (iii) the Confirmation of Commencement Date in the form of Exhibit G as required by Section 3, and such failure shall continue for five (5) calendar days after Landlord’s second (2nd) written notice thereof to Tenant;
(d)Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a);
(e)Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);
(f)Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof, which notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure; and
(g)Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof.

18.Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:
(a)Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall immediately surrender the Premises to Landlord. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:
(i)The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus
(ii)The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves reasonably could have been avoided; plus
(iii)The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves reasonably could be avoided; plus
(iv)Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including all amounts due under Section 19(a); plus
(v)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.
As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the Default Rate. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default. Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.
(b)Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 19(a); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. Any sums due under the foregoing Section 18(b)(3) shall be calculated and due monthly. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. If and to the extent required by applicable Law, Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Building or Complex, as applicable, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a);
(c)Continue Lease in Effect. In addition to all other rights and remedies provided Landlord in this Lease and by Law, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant’s breach and abandonment and recover Rents as they become due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations);
(d)Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord within ten (10) days of Landlord’s demand for any expenses which Landlord may actually incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and reasonable legal expenses), plus interest thereon at the Default Rate;
(e)Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other access control devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant; or
(f)Attorneys’ Fees. If either Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees and court costs reasonably incurred. Landlord shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.
19.Payment by Tenant; Non-Waiver; Cumulative Remedies.
(a)Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs actually incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) performing any necessary repairs or restoration of the Premises; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions and other reasonable costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.
(b)No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.
(c)Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
(d)No Designation. If Tenant is in arrears in payment of Rent, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.
(e)No Counterclaims. Tenant shall not interpose any counterclaim (other than a compulsory counterclaim) in any summary proceeding commenced by Landlord to recover possession of the Premises and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person or entity.

20.Landlord’s Lien. In addition to any statutory landlord’s lien now in effect or hereafter enacted, Tenant grants to Landlord, to secure performance of Tenant’s obligations hereunder, a security interest in all of Tenant’s property situated in or upon, or used in connection with, the Premises or the Project, and all proceeds thereof (except merchandise sold in the ordinary course of business) (collectively, the “Collateral”), and the Collateral shall not be removed from the Premises or the Project without the prior written consent of Landlord until all obligations of Tenant have been fully performed. Such personality thus encumbered includes specifically all trade and other fixtures for the purpose of this Section 20 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the “UCC”). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five (5) days’ prior written notice thereof shall be reasonable notice of the act or event. In order to perfect such security interest, Landlord may file any financing statement or other instrument necessary at Tenant’s expense at the state and county Uniform Commercial Code filing offices. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord’s security interest under this Section 20, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Within ten (10) days following written request therefor, Tenant shall execute financing statements to be filed of record to perfect Landlord’s security interest in the Collateral. The landlord’s lien shall survive the expiration or earlier termination of the Lease, until all obligations of Tenant have been fully performed.
21.Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option, Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease) remove such alterations, additions (including stairs and bank vaults), improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost after notice to Tenant but without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22.Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to (i) for the first sixty (60) days of such holding over, one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term, and (ii) thereafter, the greater of (1) one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term, or (2) one hundred fifty percent (150%) of the prevailing rental rate in the Building for similar space; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom; provided that this indemnity will only apply after Landlord has provided Tenant with at least sixty (60) days’ written notice that Landlord is negotiating with a new tenant (or has entered into an agreement with a new tenant) for all or part of the Premises and Tenant’s holding over conflicts with such new tenancy or Landlord’s or such new tenant’s preparation of all or part of the Premises therefor. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term.
23.Certain Rights Reserved by Landlord. Landlord shall have the following rights:
(a)Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or Complex, as applicable, or any part thereof; to enter upon the Premises (after giving Tenant at least twenty-four (24) hours’ notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building (provided that Landlord shall pay the reasonable fees associated with Tenant’s stationery showing the new address or name of Building, as applicable); and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building. In exercising its right to perform any of the work contemplated under this Section 23(a), Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business operations in the Premises.
(b)Access Control. To take such reasonable access control measures as Landlord deems advisable (provided, however, that any such access control measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and (if the Building is multi-tenant) closing the Building after normal business hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time.
(c)Repairs and Maintenance. To enter the Premises at all reasonable hours to perform Landlord’s repair and maintenance obligations and rights under the Lease.
(d)Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders.
(e)Prospective Tenants. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.
(f)Premises Access. Landlord shall retain a key for all of the doors for the Premises, excluding Tenant’s vaults, safes and files. Landlord shall have the right to use any and all means to open the doors to the Premises in an apparent or actual emergency in order to obtain entry thereto without liability to Tenant therefor. Any entry to the Premises by Landlord by any of the foregoing means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Premises or any portion thereof, and shall not relieve Tenant of its obligations hereunder.
24.Hazardous Materials. Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit H. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials (as defined in Section 25(j) hereof) which will be made and/or used on the Premises by Tenant. Tenant shall, within ten (10) days following demand by Landlord (and in no event more than once per calendar year) deliver to Landlord, an executed Hazardous Materials Disclosure Certificate (the “HazMat Certificate”) describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificates required hereunder shall be substantially in the form attached hereto as Exhibit H.
(a)The terms of this Lease regarding Hazardous Materials, and the presence, use, storage, handling and disposal thereof in and from the Premises, are set forth in Exhibit E attached hereto.
(b)Landlord shall be responsible, at its sole cost and not as Additional Rent, for the removal, clean-up or other remediation or abatement of any Hazardous Materials existing in the Premises as of the Lease Date and which are classified as Hazardous Materials under applicable Hazardous Materials Laws as of the Lease Date except to the extent such Hazardous Materials are brought to the Premises by Tenant or any employee, agent or contractor of Tenant. Landlord shall have the right to determine the form and scope of any such remediation or abatement provided that it complies with applicable Hazardous Materials Laws.

25.Miscellaneous.
(a)Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.
(b)Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Complex shall be limited to Tenant’s actual direct, but not consequential (or other speculative), damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building.
(c)Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance) and Tenant’s obligations pursuant to Exhibit D attached hereto, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor, equipment or materials, work stoppages, war, acts of terrorism, governmental laws, regulations, orders or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.
(d)Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information. Tenant shall indemnify, defend and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.
(e)Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations, to Tenant’s actual knowledge, as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant shall be substantially in the form attached hereto as Exhibit I.
(f)Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during normal business hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.
(g)Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
(h)Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.
(i)Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.
(j)No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.
(k)No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.
(l)Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.
(m)Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY

LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE. Landlord and Tenant agree and intend that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(d)(2). Each party hereby authorizes and empowers the other to file this Section 26(m) and this Lease with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.
(n)Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located (the “State”).
(o)Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.
(p)Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.
(q)Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) to Landlord’s advisors and consultants; (3) in litigation between Landlord and Tenant; and (4) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs. All financial statements provided hereunder shall be held in strict confidence by Landlord and disclosed only to Landlord’s employees, attorneys, accountants, bankers, investors, lenders, or prospective buyers or lenders with a need to know and who shall, in turn, agree to abide by this confidentiality clause.
(r)Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and actually incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action. Tenant’s obligation to reimburse Landlord under this Section 26(r) shall not exceed $5,000 with respect to each request of Tenant; provided, however, if Tenant requests material modifications to this Lease (as determined by Landlord in Landlord’s reasonable discretion) or if there are material negotiations related thereto (as determined by Landlord in Landlord’s reasonable discretion), the foregoing limitation will also not apply.
(s)Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building, which shall be provided in writing. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
(t)Representations and Warranties.
(i)Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).
(ii)Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E), above.
(iii)At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 26(t).
(u)Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.
(v)Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.
(w)Adjacent Excavation. If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall afford the person causing (or authorized to cause) such excavation access to the Premises for the purpose of doing such work as said person shall deem necessary to preserve or protect the Building or any portion thereof from injury or damage and to support the same by proper foundation, in all events without any claim for damages or indemnity against Landlord or diminution or abatement of Rent.
(x)On-Site Refueling. If Tenant desires to refuel generators, forklifts, trucks or other vehicles or equipment at the Premises, then prior to the commencement of any such refueling, Tenant shall comply with the provisions set forth in this Subsection 26(x). In no event shall any refueling occur outside and/or upon the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s reasonable discretion. Tenant hereby covenants and agrees that it shall at all times comply with all applicable federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, pertaining to secondary containment for fuel storage, distribution or transfer facilities (including without limitation the refueling of vehicles, equipment, generators, or other portable refueling operations), including but not limited to the Spill Prevention, Control, and Countermeasure Plan requirements contained in 40 CFR Part 112 (“SPCC”).
(i)Tenant shall obtain and maintain, in addition to the insurance coverages required in Section 11(a), environmental clean-up and liability insurance in amounts of no less than $2,000,000 per occurrence and pollution liability insurance in amounts of no less than $2,000,000 per occurrence, naming Landlord, Landlord’s property management company and Invesco as an additional insured and otherwise complying with the requirements of Section 11(a). The foregoing coverages are in addition to the coverages required by any contractors or subcontractors performing work at the Project, as more particularly described in Section 8(b)(iii). A copy of the certificates of insurance shall be provided to Landlord prior to commencement of any refueling activities.
(ii)Tenant shall provide Landlord with a formal Spill Management Plan (the “SMP”) for Landlord’s review and written approval. Such SMP must include at a minimum: (a) the types and amounts of fuel that will be used and/or stored at the Premises; (b) the types and number of equipment and/or vehicles that will be refueled; (c) the name(s) of the contractor(s) which will be conducting the refueling and a copy of the contract with such contractor(s); (d) an insurance certificate evidencing that each such contractor maintains, in addition to the coverages described in Section 8(b)(iii), Contractors Pollution Liability insurance on an occurrence basis, in amounts of no less than $2,000,000 per occurrence, naming Tenant, Landlord, Landlord’s property management company and Invesco as additional insureds; (e) the days and times when such refueling will occur, and the location within the Premises designated for refueling activities; (f) a list of the containment supplies that Tenant will have on-hand at all times; and (g) a contingency plan for spills. Tenant shall make such changes to the SMP as may be required by Landlord. No fueling activities shall occur until Landlord has approved Tenant’s SMP in writing. Landlord’s approval of the SMP shall not be a representation or warranty of Landlord that the SMP is adequate for any use or complies with the SPCC or any other Law, but shall merely be the consent of Landlord thereto. Tenant shall comply with, and shall cause each of its contractor’s to comply with, the final SMP that has been approved by Landlord. Tenant shall immediately notify Landlord in writing in the event of any spill at the Premises or Project related to the activities of Tenant or its contractors.
(iii)Fueling shall occur only over diesel resistive substrate (such as concrete) with methods of controlling run-off in place should a release occur, such control being in accordance with the SPCC and no less than the Landlord-approved SMP. If refueling at the Premises could jeopardize or potentially invalidate a stormwater permit for the Premises or Project, Tenant shall perform such work as may be required (including without limitation installing curbing around fueling operations at Tenant’s cost, in a location and in accordance with plans approved in advance in writing by Landlord), such that there is no adverse effect to such permit and said permit remains valid and in good standing.
(iv)Any and all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Landlord or the Indemnitees in connection with refueling operations at the Premises or Project shall be subject to the indemnification provisions of Exhibit E.
(y)List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.
Exhibit A -    Outline of Premises
Exhibit B -    Description of the Land
Exhibit C -    Additional Rent, Taxes and Insurance
Exhibit D -    Work Agreement
Exhibit E -    Additional Use Provisions - Laboratory Use
Exhibit F -    Building Rules and Regulations
Exhibit G -    Form of Confirmation of Commencement Date Letter
Exhibit H -    Hazardous Materials Disclosure Certificate
Exhibit I -    Form of Tenant Estoppel Certificate
Exhibit J -    Renewal Options
Exhibit K -    Right of First Refusal
Exhibit L -    Moisture and Mold Control Instructions
Exhibit M -    Approved Form of Letter of Credit
(z)Disclaimer. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.
(aa)Counterparts; Electronic Signatures. This Lease may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Lease may be executed in “pdf” format and each party has the right to rely upon a pdf counterpart of this Lease signed by the other party to the same extent as if such party had received an original counterpart. THE PARTIES HERETO CONSENT AND AGREE THAT THIS LEASE MAY BE SIGNED AND/OR TRANSMITTED USING ELECTRONIC SIGNATURE TECHNOLOGY (E.G., VIA DOCUSIGN OR SIMILAR ELECTRONIC SIGNATURE TECHNOLOGY), AND THAT SUCH SIGNED ELECTRONIC RECORD WILL BE VALID AND AS EFFECTIVE TO BIND THE PARTY SO SIGNING AS A PAPER COPY BEARING SUCH PARTY’S HAND-WRITTEN SIGNATURE. THE PARTIES FURTHER CONSENT AND AGREE THAT (1) TO THE EXTENT A PARTY SIGNS THIS LEASE USING ELECTRONIC SIGNATURE TECHNOLOGY, BY CLICKING “SIGN,” SUCH PARTY IS SIGNING THIS LEASE ELECTRONICALLY, AND (2) THE ELECTRONIC SIGNATURES APPEARING ON THIS LEASE WILL BE TREATED, FOR PURPOSES OF VALIDITY, ENFORCEABILITY AND ADMISSIBILITY, THE SAME AS HAND-WRITTEN SIGNATURES.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD	1430 HARBOR BAY PKWY LLC, a Delaware limited liability company

By: /s/ Kevin Pirozzoli
Name: Kevin Pirozzoli
Title: Vice President
Execution Date: June 3, 2021

TENANT:	SENTI BIOSCIENCES, INC., a Delaware corporation
By: /s/ Philip Lee
Name: Philip Lee
Title: CTO
Execution Date: June 3, 2021

By: /s/ Deborah Knobelman
Name: Deborah Knoebelman
Title: CFO
Execution Date: June 3, 2021

[If Tenant is a corporation, Tenant should have one officer from each of the following categories sign for Tenant: (a) a president, vice president or chairman of the board and (b) a secretary, assistant secretary, chief financial officer or assistant treasurer (unless the Lease is returned accompanied by a corporate resolution identifying a single authorized signatory).]

EXHIBIT A
OUTLINE OF PREMISES
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EXHIBIT B
DESCRIPTION OF THE LAND
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EXHIBIT C
ADDITIONAL RENT, TAXES, AND INSURANCE
1. Additional Rent.
Tenant shall pay to Landlord Tenant’s Proportionate Share of the annual Common Area Maintenance Costs (defined below) of the Project or Complex, as applicable (collectively, “Additional Rent”). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time (but no more than twice in a calendar year), Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Common Area Maintenance Costs are available for each calendar year.
2. Common Area Maintenance Costs. The term “Common Area Maintenance Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project or Complex, as applicable, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees engaged in the management, operation, maintenance or repair of the Project or Complex, as applicable, or the control of access thereto (in each case, together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project or Complex, as applicable), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair or replacement of the Project or Complex, or the control of access thereto (including the Loading Dock, if used in common by tenants of the Building, and the Common Areas), as applicable; (c) costs for improvements made to the Project or Complex, as applicable, during Tenant’s tenancy in the Premises which, although capital in nature, are (i) expected to reduce the normal Common Area Maintenance Costs (including all utility costs) of the Project or Complex, as applicable, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iii) capital improvements made to improve the health, safety and welfare of the Building and its occupants, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iv) property repairs and replacements of a capital nature, as amortized using a commercially reasonable interest rate over the useful economic life of such repairs or replacements as determined by
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Landlord in its reasonable discretion; (d) cost of all utilities used in the Common Areas; (e) repairs, replacements, and general maintenance of the Project or Complex, as applicable; (f) management fees (or an imputed charge for management fees if Landlord provides its own management services, not to exceed 3% of gross rents), and fair market rental and other costs with respect to the management office, if any, for the Building or Complex; and (g) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair or replacement of the Project or Complex, as applicable, or the control of access thereto, including the Common Areas.
Common Area Maintenance Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or directly by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses for services, other than those that benefit the Project or Complex tenants, as applicable (e.g., tax disputes); (6) renovating or otherwise improving leased premises of the Project or Complex, as applicable or vacant space in the Project or Complex, as applicable; (7) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 below; (8) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project or Complex, as applicable; (9) the cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent, escalations, CAM, and/or operating expenses payable under the lease with that tenant; (10) costs incurred for the initial development or improvement of the Project or any new construction or renovation of the Project or Complex; (11) expenses incurred for services or other benefits of a type that are not provided or made available to Tenant but which are provided another tenant or occupant of the Project or Complex; (12) overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis; (13) interest, amortization or other payments on loans to Landlord, all rental due under any ground or underlying lease (except to the extent such rental payments represent Taxes or the provision of goods and/or services that, if provided by Landlord, would be includable in Common Area Maintenance Costs), and rentals and other related expenses incurred in leasing equipment which, if purchased, the cost of which would be excluded from Common Area Maintenance Costs as a capital cost, except equipment not affixed to the Building which is used in providing janitorial or similar services and further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition at the Project; (14) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord; (15) advertising and promotional expenditures (as distinguished from Business Park wayfinding signage and the like); (16) expenses in the nature of fines or penalties resulting from the violation of any Laws by Landlord; (17) costs incurred by Landlord as a result of (a) the gross negligence or willful misconduct of Landlord or (b) the breach by Landlord of any lease in the Complex; (18) charitable or political contributions or professional dues; (19) costs of repairs and other work occasioned by fire, windstorm, or other casualty to the extent insurance proceeds are received by Landlord or in the event Landlord has elected to self-insure for such perils; (20) the cost of correcting any building code or other violations which were violations prior to the Lease Date; (21) the cost of containing, removing, or otherwise remediating any contamination of the Project or Complex (including the underlying land and ground water) by any Hazardous Materials where such contamination was not caused or released by Tenant and/or any Tenant
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Party; and (22) costs of acquiring sculpture, paintings, or other objects of art (however, costs of maintaining, repairing and insuring artwork may be passed through).
3. Taxes.
Tenant shall also pay Tenant’s Proportionate Share of Taxes for each year and partial year falling within the Term. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Common Area Maintenance Costs. “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including nongovernmental assessments for common charges under any restrictive covenants and other private agreements that are not treated as part of Common Area Maintenance Costs, including all CC&Rs and other instruments and agreements related to the Business Park or applicable portions thereof) now or hereafter attributable to the Project or Complex, as applicable (or its operation), excluding, however, penalties and interest thereon, federal and state taxes on income, franchise taxes, gift taxes, capital stock taxes, and inheritance and succession taxes (provided however, if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project or Complex, as applicable, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in a good faith effort to lower taxes and, if taxes are so lowered, all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project and Complex, and all rights to receive notices of reappraisement.
4. Insurance.
Tenant shall pay Tenant’s Proportionate Share of Insurance for each year and partial year falling within the Term. Tenant shall pay Tenant’s Proportionate Share of Insurance in the same manner as provided above for Tenant’s Proportionate Share of Common Area Maintenance Costs. “Insurance” shall mean all property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its Affiliates.
5. Common Area Maintenance, Tax and Insurance Statement. By May 1 of each calendar year, or as soon thereafter as reasonably practicable, Landlord shall furnish to Tenant a statement of Common Area Maintenance Costs, Taxes, and Insurance for the previous year, adjusted as provided in Section 6 of this Exhibit (the “Common Area Maintenance, Tax and Insurance Statement” or “Landlord’s Statement”). If Tenant’s estimated payments of Common Area Maintenance or Taxes or Insurance under this Exhibit C for the year covered by the Common Area Maintenance Costs, Tax and Insurance Statement exceed Tenant’s share of such items as indicated in the Common Area Maintenance, Tax and Insurance Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Common Area Maintenance, Taxes and Insurance under this Exhibit C
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for such year are less than Tenant’s share of such items as indicated in the Common Area Maintenance, Tax and Insurance Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises. Landlord shall have the same remedies for a default in the payment of Tenant’s Proportionate Share of Common Area Maintenance Costs, Taxes and Insurance as for a default in the payment of Base Rent.
6. Gross-Up. With respect to any calendar year or partial calendar year in which the Building or Complex, as applicable, is not occupied to the extent of 100% of the rentable area thereof, or Landlord is not supplying services to 100% of the rentable area thereof, the Common Area Maintenance Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building or Complex, as applicable, been occupied to the extent of 100% of the rentable area thereof and Landlord had been supplying services to 100% of the rentable area thereof.
7. Cost Pools. Landlord and Landlord’s Affiliates shall have the right to equitably allocate some or all of the Common Area Maintenance Costs, Taxes and/or Insurance costs among different projects, buildings, portions and occupants of the Complex (“Cost Pools”), in Landlord’s reasonable discretion, so that the Common Area Maintenance Costs, Taxes and/or Insurance costs incurred in connection with the Complex are properly and equitably shared between the Project and the other projects, buildings, portions and occupants in the Complex.
8. Tenant’s Audit Right. Tenant shall have the right, no more often than once per Landlord’s Statement, to conduct an audit of Landlord’s books and records relating to Common Area Maintenance Costs in accordance with the following terms and provisions, provided that Tenant delivers written notice of its intent to audit within ninety (90) days after receipt by Tenant of a Landlord’s Statement and completes such audit within thirty (30) days after the date Landlord makes Landlord’s books and records available to Tenant:
(i) No Event of Default then exists.
(ii) Tenant shall have the right to have an employee of Tenant or a Qualified Auditor (as defined below) inspect Landlord’s accounting records at Landlord’s office.
(iii) Neither the employee of Tenant nor the Qualified Auditor shall be employed or engaged on a contingency basis, in whole or in part.
(iv) Prior to commencing the audit, Tenant and the auditor shall: (A) if the auditor is not an employee of Tenant, provide Landlord with evidence that the auditor is from a nationally recognized accounting firm and that the individual performing the audit is a certified public accountant (a “Qualified Auditor”); (B) each sign a confidentiality letter to be provided by Landlord; and (C) provide Landlord with evidence of the fee arrangement between the auditor and Tenant.
(v) The audit shall be limited solely to confirming that the Common Area Maintenance Costs reported in Landlord’s Statement are consistent with the terms of this Lease. The auditor shall not make any judgments as to the reasonableness of any item of expense and/or
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the total Common Area Maintenance Costs, nor shall such reasonableness be subject to audit except where this Lease specifically states that a particular item must be reasonable.
(vi) If Tenant’s auditor finds errors or overcharges in Landlord’s Statement that Tenant wishes to pursue, then within the time period set forth above Tenant shall advise Landlord thereof in writing with specific reference to claimed errors and overcharges and the relevant Lease provisions disqualifying such expenses. Landlord shall have a reasonable opportunity to meet with Tenant’s auditor (and any third auditor selected hereinbelow, if applicable) to explain its calculation of Common Area Maintenance Costs. If Landlord agrees with said findings, appropriate rebates or charges shall be made to Tenant. If Landlord does not agree, Landlord shall engage its own auditor to review the findings of Tenant’s auditor and Landlord’s books and records. The two (2) auditors and the parties shall then meet to resolve any difference between the audits.
(vii) If agreement cannot be reached within two (2) weeks thereafter, then the auditors shall together select a third auditor (who shall be a Qualified Auditor not affiliated with and who does not perform services for either party or their affiliates) to which they shall each promptly submit their findings in a final report, with copies submitted simultaneously to the first two (2) auditors, Tenant and Landlord. Within two (2) weeks after receipt of such findings, the third auditor shall determine which of the two reports best meets the terms of this Lease, which report shall become the “Final Finding”. The third auditor shall not have the option of selecting a compromise between the first two auditors’ findings, nor to make any other finding.
(viii) If the Final Finding determines that Landlord has overcharged Tenant, Landlord shall credit Tenant toward the payment of additional Rent next due and payable under this Lease the amount of such overcharge. If the Final Finding determines that Tenant was undercharged, then within twenty (20) days after the Final Finding, Tenant shall reimburse Landlord the amount of such undercharge.
(ix) If the Final Finding results in a determination that Landlord overstated Common Area Maintenance Costs by more than five percent (5%) for the calendar year subject to the audit, Landlord shall pay its own audit costs and reimburse Tenant for its costs associated with said audits, with reimbursement of Tenant’s costs being capped at $7,500 per audit. In all other events, each party shall pay its own audit costs, including one-half (1/2) of the cost of the third auditor.
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EXHIBIT D
WORK AGREEMENT
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EXHIBIT E
ADDITIONAL USE PROVISIONS - LABORATORY USE
The provisions of this Exhibit E supplement the provisions of Section 9 of the Lease and set forth additional provisions generally applicable to Tenant’s use of the Premises as well as Tenant’s use of portions of the Premises for laboratory and research and development purposes (“Laboratory Use”). To the extent that any provisions of this Exhibit conflict or are inconsistent with any of the provisions contained elsewhere in the Lease, the provisions of this Exhibit E shall control.
1. Laboratory and Research and Development Use. Subject to the requirements of Landlord in effect from time to time, and subject to and in accordance with the provisions of this Exhibit E, Tenant may use portions of the Premises for Laboratory Use.
Current Good Manufacturing Practices. The buildout of the Premises for Laboratory Use, the installation and maintenance of the laboratory equipment and facilities in the Premises, and the conduct of all aspects of Tenant’s Laboratory Use in the Premises shall at all times be undertaken and performed pursuant to procedures and requirements that satisfy and are consistent with the requirements of the federal Food and Drug Administration’s Current Good Manufacturing Practices in effect from time to time (“cGMP”). Tenant shall obtain and maintain in effect at all times throughout the Term of the Lease cGMP certification for its Laboratory Use, as applicable, as conducted by Tenant in the Premises.
Biosafety Level. The Laboratory Use permitted hereunder shall not exceed that of a Biosafety Level 2 laboratory as specified by the National Institutes of Health from time to time or any equivalent successor designation (and Tenant shall certify from time to time upon the reasonable request of Landlord that the Laboratory Use in the Premises does not exceed Biosafety Level 2).
No Animal Testing. In no event shall live animal testing of any kind be permitted as part of the Laboratory Use, and no vivarium or other live animal testing facility may be constructed or located within any part of the Premises.
2. Compliance with Laws; Best Practices.
(a) Applicable Laboratory Use Laws. Tenant’s permitted Laboratory Use of the Premises shall at all times be undertaken and performed in strict accordance with all applicable laws and the rules, regulations, requirements and guidelines of all governmental and quasi-governmental authorities and agencies having regulatory jurisdiction over any aspect of Tenant’s Laboratory Use (“Applicable Laboratory Use Laws”), including, without limitation, the federal Department of Health and Human Services, Food and Drug Administration (including cGMP requirements), Center for Disease Control and Prevention, and National Institutes of Health, as well as applicable state and local governmental authorities. Tenant also shall comply with (and shall certify such compliance from time to time upon the reasonable request of Landlord) the guidelines published by the National Research Council and the U.S. Department
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of Health and Human Services Public Health Service, National Institutes of Health, and Centers for Disease Control, or their successors, as applicable.
(b) Industry Standards and Best Practices. Tenant shall comply with applicable industry standards and best practices for Tenant’s permitted Laboratory Use (“Industry Standards and Best Practices”), including, without limitation, the cGMP requirements of the FDA, as the same may be applicable.
(c) Permits. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, Handling, storage and disposal of any Hazardous Materials Handled by Tenant on the Premises or in the Complex. Landlord shall have a continuing right, without obligation, to review and inspect any and all such permits, licenses, certifications and approvals, together with any Hazardous Materials Business Plans, Safety Data Sheets (“SDSs”), and Contingency Plans and Emergency Procedures of Tenant.
3. Laboratory Improvements and Equipment.
(a) Laboratory Improvements. Tenant’s improvement of any portion of the Premises for Laboratory Use, including the installation of any Laboratory Equipment, shall be undertaken in accordance with the terms of the Work Agreement and Applicable Laboratory Use Laws.
(b) Installation. All Laboratory Equipment must be properly insulated to minimize the transmission of noise or vibrations to portions of the Complex outside of the Premises. Should other tenants or occupants of the Complex complain of unreasonable noise or vibrations, Tenant will be responsible for abating any such noise or vibrations, at Tenant ‘s sole cost. Any damage to property, including, without limitation, damage to the Complex or to any other tenant spaces due to leaks from any Lab Equipment or any malfunction thereof will be the sole responsibility of Tenant.
(c) Use of HEPA Filters. Tenant shall use high efficiency particulate air (HEPA) filters where required in exhaust equipment in portions of the Premises devoted to Laboratory Use in accordance with Applicable Laboratory Use Laws and Industry Standards and Best Practices.
(d) Decommissioning. Without limiting Tenant’s obligations under Section 4(l) below, prior to the expiration or earlier termination of the Term of the Lease, Tenant shall (i) decontaminate and decommission all of the Laboratory Equipment in a manner and so that it is in a condition (with respect to the presence of biological or chemical materials and otherwise) that complies with Applicable Laboratory Use Laws and Hazardous Materials Laws, and (ii) furnish a certification prepared by an independent third party decommissioning and testing agent demonstrating that the Laboratory has been fully decontaminated and decommissioned in accordance with Applicable Laboratory Use Laws and Hazardous Materials Laws.
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(e) Removal of Laboratory Equipment. In addition to the removal of any Tenant Improvements that may be required pursuant to the terms of Lease, upon the expiration of the Term, or any earlier termination of the Lease, Tenant, at Landlord’s election, shall remove from the Premises the laboratory related equipment, fixtures and furnishings located in the Premises, including, but not limited to, laboratory benches and vented fume hoods.
4. Hazardous Materials.
(a) Definitions. The following terms shall have the following meanings for purposes of this Exhibit E:
(i) “Biohazardous Materials” means any and all substances and materials defined or referred to as “medical waste,” “biological waste,” “biohazardous waste,” “biohazardous material” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) California Health & Safety Code Sections 25100 et seq., California Health & Safety Code Sections 117600 et seq., and any regulations promulgated thereunder, as amended from time to time.
(ii) “Environmental Condition” means the Release of any Hazardous Materials in, over, on, under, through, from or about the Complex (including, but not limited to, the Premises).
(iii) “Environmental Damages” means all claims, suits, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, arising out of or in connection with any Environmental Condition, including, without limitation: (A) damages for personal injury, or for injury or damage to personal property or to the Complex or any portion thereof, including, without limitation (1) any claims brought by or on behalf of any person, (2) any loss of, lost use of, damage to or diminution in the fair market value or fair market rental value of the Complex or any portion thereof, and (3) costs of any investigation, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or otherwise reasonably necessary to protect the public health or safety, whether on or off the Complex; (B) reasonable fees incurred for the services of attorneys, consultants, contractors, experts and laboratories in connection with the preparation of any feasibility studies, investigations or reports or the performance of any work described above; (C) any liability to any third person or governmental agency to indemnify such person or agency for costs expended or liabilities incurred in connection with any items described in clause (A) or (B) above; and (D) the amount of any penalties, damages or costs a party is required to pay or incur in excess of that which the party otherwise would reasonably have expected to pay or incur absent the existence of the applicable Environmental Condition.
(iv) “Handling” or “Handles” or “Handled”, when used with reference to any substance or material, includes (but is not limited to) any receipt, storage, use, generation, Release, transportation, treatment or disposal of such substance or material.
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(v) “Hazardous Materials” means any and all chemical, explosive, biohazardous, radioactive or otherwise toxic or hazardous materials or hazardous wastes, including without limitation any asbestos-containing materials, PCB’s, CFCs, petroleum and derivatives thereof, Radioactive Materials, Biohazardous Materials, Hazardous Wastes, any other substances defined or listed as or meeting the characteristics of a hazardous substance under any Hazardous Materials Laws, hazardous material, Hazardous Waste, toxic substance, toxic waste, biohazardous material, biohazardous waste, biological waste, medical waste, radiation, radioactive substance, radioactive waste, or other similar term, as applicable, under any law, statute, ordinance, code, rule, regulation, directive, order, condition or other written requirement enacted, promulgated or issued by any public officer or governmental or quasi-governmental authority, whether now in force or hereafter in force at any time or from time to time to protect the environment or human health, and/or any mixed materials, substances or wastes containing more than one of the foregoing categories of materials, substances or wastes.
(vi) “Hazardous Materials Laws” means, collectively, (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, (B) the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Sections 1801-1812, (C) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987 (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, “RCRA”), (D) the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §1251 et seq., (E) the Toxic Substances Control Act of 1976, 14 U.S.C. §2601 et seq., (F) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §11001 et seq., (G) the Clean Air Act, 42 U.S.C. §§ 7401 et seq., (H) the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., (I) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., (J) the California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Sections 25300 et seq., (K) the Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code Sections 25500 et seq., (L) the California Hazardous Waste Control Law, California Health & Safety Code Sections 25100 et seq. (together with any amendments thereto, any regulations thereunder and any amendments to any such regulations as in effect from time to time, the “CHWCL”), (M) California Health & Safety Code Sections 25015-25027.8, (K) the Medical Waste Management Act, California Health & Safety Code Sections 117600 et seq., (N) any amendments to or successor statutes to any of the foregoing, as adopted or enacted from time to time, (O) any regulations or amendments thereto promulgated pursuant to any of the foregoing from time to time, (P) any laws relating to Biohazardous Materials, including (but not limited to) any regulations or requirements with respect to the shipping, use, decontamination and disposal thereof, and (Q) any other law now or at any time hereafter in effect regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, including (but not limited to) any requirements or conditions imposed pursuant to the terms of any orders, permits, licenses, registrations or operating plans issued or approved by any governmental or quasi-governmental authority from time to time in connection with any Handling of Hazardous Materials in, on or about the Premises or the Complex.
(vii) “Hazardous Wastes” means (A) any waste listed as or meeting the identified characteristics of a “hazardous waste” or terms of similar import under RCRA, (B) any waste meeting the identified characteristics of a “hazardous waste”, “extremely hazardous waste” or “restricted hazardous waste” under the CHWCL, and/or (C) any and all
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other substances and materials defined or referred to as a “hazardous waste” or other term of similar import under any Hazardous Materials Laws.
(viii) “Radioactive Materials” means (A) any and all substances and materials the Handling of which requires an approval, consent, permit or license from the Nuclear Regulatory Commission, (B) any and all substances and materials the Handling of which requires a Radioactive Material License or other similar approval, consent, permit or license from the State of California, and (C) any and all other substances and materials defined or referred to as “radiation,” a “radioactive material” or “radioactive waste,” or any other term of similar import under any Hazardous Materials Laws, including (but not limited to) Title 17, California Code of Regulations Section 30100, and any statutes, regulations or other laws administered, enforced or promulgated by the Nuclear Regulatory Commission.
(ix) “Release” means any accidental or intentional spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the air, land, surface water, groundwater or the environment (including without limitation the abandonment or discarding of receptacles containing any Hazardous Materials). Notwithstanding the foregoing, a Release shall not include any spilling or discharge of Hazardous Materials which is not caused by or does not result from the action or inaction of Tenant or any Tenant Party.
(x) “Tenant’s Contamination” means any Release of Hazardous Material on or about the Premises or other portion of the Complex by Tenant and/or any Tenant Party.
(xi) Other capitalized terms not defined herein shall have the meanings specified in the Lease.
(b) Handling of Hazardous Materials. The Handling of Hazardous Materials in the Premises and the Complex by all Tenant Parties shall at all times comply with and be subject to all provisions of the Lease and all Hazardous Materials Laws. Without limiting the generality of the foregoing, Tenant shall comply at all times with all Hazardous Materials Laws applicable to any aspect of Tenant’s use of the Premises and the Complex and of Tenant’s operations and activities in, on and about the Premises and the Complex, and shall ensure at all times that Tenant’s Handling of Hazardous Materials in, on and about the Premises or the Complex does not violate (x) the terms of any governmental licenses or permits applicable to the Complex or Premises or to Tenant’s Handling of any Hazardous Materials therein, or (y) any applicable requirements or restrictions relating to the occupancy classification of the Complex and the Premises.
(c) Disposition of Hazardous Materials. Tenant shall not dispose of any Hazardous Materials, except to the extent authorized by permit, at the Premises or the Complex, but instead shall arrange for off-site disposal, under Tenant’s own name and EPA waste generator number (or other similar identifying information issued or prescribed by any other governmental authority with respect to Radioactive Materials, Biohazardous Materials or any other Hazardous Materials) and at Tenant’s sole expense, in compliance with all applicable
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Hazardous Materials Laws, all Applicable Laboratory Use Laws and all other applicable federal, state and local laws and regulatory requirements.
(d) Information Regarding Hazardous Materials. Pursuant to Section 25(a) of the Lease, Tenant has completed and delivered to Landlord the Hazardous Materials Disclosure Certificate in the form attached as Exhibit H to the Lease with respect to Tenant’s use of the Premises; and Tenant shall provide such certificate to Landlord as provided for in said Section 25(a). In addition, during the Term of the Lease, Tenant shall deliver to Landlord from time to time upon demand to Tenant from Landlord and upon any Material Change (as defined in Subsection (xi) below) in Tenant’s Hazardous Materials inventory or in Tenant’s business operations involving Hazardous Materials, such information and/or documentation regarding Tenant’s use of Hazardous Materials as Landlord may reasonably require, including, without limitation, the following:
(i) An inventory of all Hazardous Materials that Tenant intends to or does receive, use, handle, generate, transport, store, treat or dispose of from time to time, or at the time of preparation of such inventory proposes or expects to use, handle, generate, transport, store, treat or dispose of from time to time, in connection with its operations at the Premises. Such inventory shall include, but shall separately identify, any Hazardous Wastes, Biohazardous Materials and Radioactive Materials covered by the foregoing description.
(ii) Copies of all then existing permits, licenses, registrations and other similar documents issued by any governmental or quasi-governmental authority that authorize any Handling of Hazardous Materials in, on or about the Premises or the Complex by any Tenant Party.
(iii) All SDSs required to be completed with respect to operations of Tenant at the Premises from time to time in accordance with Title 8, California Code of Regulations Section 5194 or 42 U.S.C. Section 11021, or any amendments thereto, and any Hazardous Materials Inventory Sheets that accompany the SDSs.
(iv) All hazardous waste manifests that Tenant is required to complete from time to time in connection with its operations at the Premises.
(v) A copy of any “Hazardous Materials Business Plan” required from time to time with respect to Tenant’s operations at the Premises pursuant to California Health & Safety Code Sections 25500 et seq., and any regulations promulgated thereunder, as amended from time to time, or in connection with Tenant’s application for a business license from the City of San Francisco. If Applicable Laboratory Use Laws or Hazardous Materials Laws do not require Tenant to prepare a Hazardous Materials Business Plan, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Hazardous Materials Business Plan, including information regarding Tenant’s Hazardous Materials inventories. The parties acknowledge that a Hazardous Materials Business Plan would ordinarily include an emergency response plan, and that regardless of whether Applicable Laboratory Use Laws or Hazardous Materials Laws require Tenant to prepare Hazardous Materials Business Plans, Landlord in its
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reasonable discretion may elect to prepare a coordinated emergency response plan for the Complex or portions thereof, including the Premises.
(vi) Any “Contingency Plans and Emergency Procedures” required of Tenant from time to time, in connection with its operations at the Premises, pursuant to Applicable Laboratory Use Laws, Hazardous Materials Laws, Title 22, California Code of Regulations Section 66264.50 et seq., and any amendments thereto, and any “records” required under Title 22, California Code of Regulations Section 66264.70 et seq., and any amendments thereto from time to time. Landlord in its reasonable discretion may elect to prepare a Contingency Plan and Emergency Procedures for the Complex or portions thereof, including the Premises, in which event, if Applicable Laboratory Use Laws or Hazardous Materials Laws Applicable Law do not require Tenant to prepare a Contingency Plan and Emergency Procedures for its operations at the Premises, Tenant shall furnish to Landlord at the times and in the manner set forth above the information that would customarily be contained in a Contingency Plan and Emergency Procedures.
(vii) Copies of any biennial or other periodic reports furnished or required to be furnished to the California Department of Health Services from time to time, under Applicable Law, pursuant to Title 22, California Code of Regulations Section 66264.70 et seq. and any amendments thereto, relating to any Hazardous Materials.
(viii) Copies of any industrial wastewater discharge permits issued to or held by Tenant from time to time in connection with its operations at the Premises.
(ix) Copies of any other lists, reports, studies, or inventories of Hazardous Materials or of any subcategories of materials included in Hazardous Materials that Tenant is otherwise required to prepare and file from time to time with any governmental or quasi- governmental authority in connection with Tenant’s operations at the Premises, including (but not limited to) reports filed by Tenant with the federal Food and Drug Administration or any other regulatory authorities primarily in connection with the presence (or lack thereof) of any “select agents” or other Biohazardous Materials on the Premises, together with proof of filing thereof. For the avoidance of doubt, this provision does not require Tenant to disclose to Landlord Food and Drug Administration filings that are unrelated to Hazardous Materials or any subcategories of materials included in Hazardous Materials being Handled at the Premises.
(x) Any other information reasonably requested by Landlord in writing from time to time in connection with (A) Landlord’s monitoring (in Landlord’s reasonable discretion) and enforcement of Tenant’s obligations under this Section and of compliance with applicable Hazardous Materials Laws in connection with any Handling or Release of Hazardous Materials in the Premises or the Complex by any Tenant Party, (B) any inspections or enforcement actions by any governmental authority pursuant to any Hazardous Materials Laws or any other laws relating to the presence or Handling of Hazardous Materials in the Premises or the Complex by any Tenant Party, and/or (C) Landlord’s preparation (in Landlord’s reasonable discretion) and enforcement of any reasonable rules and procedures relating to the presence or Handling by Tenant or any Tenant Party of Hazardous Materials in the Premises or the Complex, including (but not limited to) any contingency plans or emergency response plans as described above.
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(xi) As used herein, “Material Change” shall refer to any change in the use, presence or Handling of Hazardous Materials by Tenant that would (A) reasonably be expected to have a significant effect on the Premises or the Complex, (B) violate the compliance with or provisions of any existing permits, licenses, registrations and other similar documents issued by any governmental or quasi-governmental authority that authorize any Handling of Hazardous Materials in, on or about the Premises or the Complex by any Tenant Party, or (C) cause the information provided in the Environmental Questionnaire to become untrue or inaccurate in any material respect. Notwithstanding the foregoing, Tenant is not required, however, to provide Landlord with any portion(s) of such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental Tenant’s business should such information become possessed by Tenant’s competitors.
(e) Indemnification; Notices to Landlord. Tenant shall be responsible for and shall indemnify, defend and hold Landlord harmless from and against all Environmental Damages directly or indirectly arising out of: (i) any Handling of Hazardous Materials by any Tenant Party in, on or about the Premises or the Complex, (ii) any breach of Tenant’s obligations under this Section or of any Hazardous Materials Laws by any Tenant Party, or (iii) the existence of any Tenant’s Contamination in, on or about the Premises or the Complex caused by any Tenant Party, including, without limitation, any removal, cleanup or restoration work and materials necessary to return the Complex or any improvements of whatever nature located on the Complex to the condition existing prior to the Handling of Hazardous Materials in, on or about the Premises or the Complex by any Tenant Party. In the event of any Tenant’s Contamination in, on or about the Premises or any other portion of the Complex, Tenant shall promptly give written notice thereof to Landlord (regardless of the source or quantity of the Release). Notwithstanding the foregoing, Tenant shall have no obligation to report routine spills which are controlled and cleaned up, which are incident to Tenant’s operations and that cause no Environmental Damage to the Premises and/or the Complex. In addition, Tenant shall (A) promptly notify Landlord if Tenant becomes aware of any material claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury, and (B) promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition in, on, under or about the Premises that would reasonably subject Landlord or Landlord to any liability, or restriction on ownership, occupancy, transferability or use of the Premises or the Complex under any Hazardous Materials Laws. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any claims involving Hazardous Materials without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or Landlord, the Premises or the Complex with Landlord’s prior written consent. Notwithstanding anything to the contrary contained herein, nothing in this Section 4(e) shall be construed to make Tenant responsible for any Hazardous Materials present on the Premises as of the Commencement Date or which migrate thereto through air, water or soil through no fault of any Tenant Party, or are introduced by Landlord, another tenant of the Building, Project or Complex, or any other third party that is not a Tenant Party. Landlord shall indemnify, defend and hold Tenant harmless from any and all costs, liabilities, demands, claims, civil or criminal actions, causes of action, civil or criminal penalties, fines, losses, liens,
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assessments, damages, liabilities, costs, disbursements, expenses, or fees of any kind or any nature (including without limitation all clean-up costs and attorneys’ fees) which may at any time be imposed upon incurred by, or asserted or awarded against Landlord or Tenant which (i) result from Hazardous Materials which existed on or in the Complex, Building or the Premises prior to Tenant’s occupancy, (ii) which are caused by the negligence or willful misconduct of Landlord or Landlord’s representatives, or (iii) which are brought onto the Premises by Landlord.
(f) Governmental Notices. Tenant shall promptly provide Landlord with copies of all notices received by Tenant from any governmental authority relating to any actual, threatened or alleged Release by Tenant or any Tenant Party of Hazardous Materials in, on or about the Premises or any other portion of the Complex (and regardless of the source or quantity of any actual, threatened or alleged Release), including, without limitation, any investigation, inspection, proceeding, notice of violation, notice of responsibility or demand for action from any federal, state or local governmental authority or official in connection with any actual, threatened or alleged Release by any Tenant Party of Hazardous Materials in or about the Premises or any other portion of the Complex. Notwithstanding the foregoing, Tenant shall have no obligation to report to Landlord any routine minor spills which are controlled, which are incident to Tenant’s operations and that cause no Environmental Damage to the Premises and the Complex, if Tenant is not otherwise required to report such spill to any governmental authority.
(g) Inspection by Landlord. In addition to, and not in limitation of, Landlord’s rights under the Lease, upon reasonable prior request by Landlord, Tenant shall grant Landlord and its consultants, as well as any governmental authorities having jurisdiction over the Premises or over any aspect of Tenant’s use thereof, access to the Premises at reasonable times (but in no event less than two (2) Business Days’ notice, and subject to Tenant’s security procedures, which may include but not be limited to the execution of a non-disclosure agreement in favor of Tenant) to inspect Tenant’s Handling of Hazardous Materials in, on and about the Premises, and Landlord shall not thereby incur any liability to Tenant or be deemed guilty of any disturbance of Tenant’s use or possession of the Premises by reason of such entry; provided, however, that Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises caused by such entry. Landlord shall bear all costs relating to any such inspection (except as otherwise provided in subsection (h) below) and shall comply with any security precaution reasonably imposed by Tenant during such entry onto the Premises. Notwithstanding Landlord’s rights of inspection and review of documents, materials and physical conditions under this Section with respect to Tenant’s Handling of Hazardous Materials, Landlord shall have no duty or obligation to perform any such inspection or review or to monitor in any way any documents, materials, physical conditions or compliance with any Hazardous Materials Laws in connection with Tenant’s Handling of Hazardous Materials, and no third party shall be entitled to rely on Landlord to conduct any such inspection, review or monitoring by reason of the provisions of this Section.
(h) Monitoring by Landlord. Landlord reserves the right to monitor, at Tenant’s cost, at any time that Landlord reasonably believes that Tenant may be violating a material requirement of this Exhibit E, through consultants engaged by Landlord: (x) all aqueous and atmospheric discharges and emissions from the Premises during the Term by a Tenant Party, (y) Tenant’s compliance with requirements and restrictions relating to the occupancy classification of the Building (including, but not limited to, Hazardous Materials inventory levels of Tenant), and (z) Tenant’s compliance with all other requirements of this
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Section. Any such costs incurred by Landlord shall be reimbursed by Tenant to Landlord within fifteen (15) days after written demand by Landlord from time to time, accompanied by supporting documentation reasonably evidencing the costs for which such reimbursement is claimed.
(i) Clean Up. If Landlord, Tenant or any governmental or quasi- governmental authority discovers any Release from the Premises during the Term by a Tenant Party in violation of this Section, or if any environmental report prepared by Landlord or Tenant indicates the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under the Lease, or if Landlord discovers any other breach of Tenant’s obligations under this Section, then upon receipt of written notice from Landlord or at such earlier time as Tenant obtains actual knowledge of the applicable discharge, emission or breach, Tenant at its sole expense shall (x) in the case of a Release in violation of any Environmental Law, cease the applicable discharge or emission and remediate any continuing effects of the discharge or emission until such time as Tenant demonstrates to Landlord’s reasonable satisfaction that the applicable discharge or emission is in compliance with all Hazardous Materials Laws and any other applicable regulatory requirements to the satisfaction of the appropriate governmental agency with jurisdiction over the Release, and (y) in the case of any other breach of Tenant’s obligations under this Section, take such corrective measures as Landlord may reasonably request in writing in order to cure or eliminate the breach as promptly as practicable and to remediate any continuing effects of the breach. Without limiting the foregoing, Tenant, at its sole expense, shall immediately comply with all reporting requirements imposed pursuant to any and all Hazardous Materials Laws and take such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary so that the Premises and the Complex are remediated to the condition existing prior to such Release. If, within thirty (30) days after the initial discovery of the matter requiring clean up or remediation, Tenant fails to initiate remediation of the Release, or if Tenant thereafter fails to proceed with diligence to complete such clean up or remediation as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under the Lease, to carry out any remediation recommended by the applicable environmental report or required by the applicable governmental authority, and recover all of the costs and expenses thereof from Tenant as Rent, payable within fifteen (15) days after receipt of written demand therefor. Tenant shall continue to pay all Rent during any clean-up or remediation, and shall not be entitled to any reduction, offset or deferral of any Rent due or accruing under the Lease during any such clean-up or remediation.
(j) Environmental Study. No later than thirty (30) days prior to expiration or any earlier termination of the Term, Tenant at its sole cost and expense, shall obtain and deliver to Landlord an environmental study, performed by an expert reasonably satisfactory to Landlord, evaluating, the presence or absence of any Tenant’s Contamination in, on and about the Premises and the Complex. Such study shall be based on a reasonable and prudent level of tests and investigations of the Premises and surrounding portions of the Complex (if appropriate) which tests shall be conducted no earlier than forty-five (45) days prior to the Expiration Date. If such environmental study reveals that remediation is required under any Hazardous Materials Laws that Tenant is responsible for under the Lease, Tenant shall submit a remediation plan to Landlord prepared by such expert and at its sole expense shall promptly commence and diligently pursue to completion the required remedial actions.
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(k) Radioactive Materials. Without limiting any other applicable provisions of this Section, if Tenant Handles or proposes to Handle any Radioactive Materials in or about the Premises, Tenant shall provide Landlord with copies of Tenant ‘s licenses or permits for such Radioactive Materials and with copies of all radiation protection programs and procedures required under Applicable Laws or otherwise adopted by Tenant from time to time in connection with Tenant’s Handling of such Radioactive Materials. In addition, Tenant shall comply with any and all rules and procedures issued by Landlord from time to time with respect to the Handling of Radioactive Materials on the Complex (such as, by way of example but not limitation, rules implementing a label defacement program for decayed waste destined for common trash and/or rules relating to transportation and storage of Radioactive Materials on the Complex).
(l) Surrender. Prior to the expiration or termination of the Lease, Tenant shall (A) complete any remediation or clean-up required under the terms of the Lease and (B) obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that any remediation or clean-up has been completed in accordance with the requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of the Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials used by Tenant or any Tenant Party in accordance with applicable Hazardous Materials Laws.
(m) Deemed Holdover Occupancy. Notwithstanding any other provisions of the Lease, if on or before the expiration or earlier termination of the Lease Tenant has failed to remove from the Premises or the Complex all Hazardous Materials Handled by a Tenant Party or has failed to complete any remediation or removal of Tenant’s Contamination and/or to have fully remediated in compliance with the requirements of the Lease and with all applicable Hazardous Materials Laws and any other applicable federal, state and local laws the Tenant’s Handling and/or Release (if applicable) of any such Hazardous Materials and/or has not received the Closure Letter, closed all applicable permits and received any other governmental approval required for facility closure under Hazardous Materials Laws, then for so long as such circumstances continue to exist, Tenant shall be deemed to be occupying the Premises on a holdover basis without Landlord’s consent (notwithstanding such otherwise applicable termination or expiration of the Term) and shall be required to continue pay Rent and other charges in accordance with the Lease until such time as all such circumstances have been fully resolved in accordance with the requirements of the Lease and with all applicable Hazardous Materials Laws and other any other applicable federal, state and local laws.
(n) Survival of Obligations. Tenant’s obligations under this Exhibit E shall survive the expiration or earlier termination of the Lease and shall survive any conveyance by Landlord of its interest in the Premises. The provisions of this Section and any exercise by Landlord of any of the rights and remedies contained herein shall be without prejudice to any other rights and remedies that Landlord may have under the Lease or under Applicable Law with respect to any Environmental Conditions and/or any Hazardous Materials. Landlord’s exercise or failure to exercise, at any time or from time to time, any or all of the rights granted in this Exhibit E shall not in any way impose any liability on Landlord or shift from Tenant to Landlord any responsibility or obligation imposed upon Tenant under the Lease or under
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Hazardous Materials Laws, Environmental Conditions and/or compliance with any applicable federal, state or local laws.

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EXHIBIT F
BUILDING RULES AND REGULATIONS
The following rules and regulations shall apply to the Premises, the Building, the Parking Area, and the appurtenances thereto:
1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.
2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.
3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.
4. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.
5. If the Building is multi-tenant, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.
6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.
7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.
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8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.
9. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).
10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.
11. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees.
12. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.
13. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. Tenant may only park vehicles in the Parking Area no larger than full-size passenger automobiles or pick-up trucks/sports utility vehicles, unless Tenant shall have first obtained Landlord’s written consent thereto. No vehicle shall be parked as a “billboard” vehicle in the Parking Area. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.
14. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.
15. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.
16. Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.
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17. Tenant shall not advertise for temporary laborers giving the Premises or the Project as an address, nor pay such laborers at a location in the Premises or the Project.
18. Tenant shall park trailers and other oversized vehicles only in areas designated by Landlord for the parking of trailers or oversized vehicles.
19. Tenant shall not utilize the Premises or Project for outside storage except with the written consent of Landlord. The prohibition against outside storage includes, but is not limited to, equipment, materials, vehicles, campers, trailers, boats, barrels, pallets, and trash (other than in containers provided by commercial trash collectors which are picked up on a regularly scheduled basis).
20. The Premises shall not be used for any use that is disreputable or may draw protests.
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EXHIBIT G
CONFIRMATION OF COMMENCEMENT DATE
, 202__

Re: Lease Agreement (the “Lease”) dated , 202__, between , a (“Landlord”), and , a (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
Ladies and Gentlemen:
Landlord and Tenant agree as follows:
1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.
2. Commencement Dates. The Commencement Date of the Lease is , 202__. The Phase II Commencement Date is , 202__.
3. Expiration Date. The Term is scheduled to expire on the last day of the ___ full calendar month of the Term, which date is , 203__.
4. Contact Person. Tenant’s contact person in the Premises is:

Attention:
Telephone:
Telecopy:

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5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.
Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.
Sincerely,
1430 HARBOR BAY PKWY LLC, a Delaware limited liability company
By:
Name:
Title:
Agreed and accepted:
SENTI BIOSCIENCES, INC., a Delaware corporation
By:
Name:
Title:

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EXHIBIT H
HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE
[***]

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EXHIBIT I
FORM OF TENANT ESTOPPEL CERTIFICATE
The undersigned is the Tenant under the Lease (defined below) between , a , as Landlord, and the undersigned as Tenant, for the Premises on the floor(s) of the research and development building located at , and commonly known as , and hereby certifies as follows:
1. The Lease consists of the original Lease Agreement dated as of , 2021 between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

.
The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.
2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.
3. The Term commenced on , 202__, and the Term expires, excluding any renewal options, on , 203__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.
4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

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5. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through . The current monthly installment of Base Rent is $ .
6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to Tenant’s actual knowledge, Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.
7. As of the date hereof, there are no existing defenses or offsets, or, to Tenant’s actual knowledge, claims or any basis for a claim, that Tenant has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.
8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.
9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.
11. Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.
12. All reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.
Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.
Executed as of , 202__.
SENTI BIOSCIENCES, INC., a Delaware corporation
By: Name: Title:
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EXHIBIT J
RENEWAL OPTIONS
If Tenant has not committed an Event of Default at any time during the Term, and the Tenant originally named in this Lease (i.e., Senti Biosciences, Inc.)(“Original Tenant”) is occupying the entire Premises at the time of such election, the Original Tenant only may renew this Lease for two (2) additional periods of five (5) years each, by delivering irrevocable written notice of the exercise thereof to Landlord not earlier than twelve (12) months nor later than nine (9) months before the expiration of the then-current Term. The Base Rent payable for each month during such extended Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such extended Term, for renewals of space in the Building or Complex, if applicable, of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within thirty (30) days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:
(a) Base Rent shall be adjusted to the Prevailing Rental Rate;
(b) Tenant shall have no further renewal option (after the second renewal option) unless expressly granted by Landlord in writing in Landlord’s sole discretion;
(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements; and
(d) If applicable, Tenant shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Area and/or any other parking area associated with the Building during the extended Term (plus all applicable taxes).
If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, Tenant will be deemed to have rejected Landlord’s determination of the Prevailing Rental Rate.
If Tenant rejects (or is deemed to have rejected) Landlord’s determination of the Prevailing Rental Rate, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Rental Rate for the Premises during the applicable renewal term. If Landlord and Tenant are unable to agree upon the Prevailing Rental Rate within thirty (30) days after the date on which Tenant rejects (or is deemed to have rejected) Landlord’s determination of the Prevailing Rental Rate (the “Negotiation Period”), the Prevailing Rental Rent will be determined in accordance with the arbitration procedures described below.
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Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, other than as a result of a Permitted Transfer, (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (4) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease.
Time is of essence with respect to all dates and deadlines in this Exhibit.
Arbitration Procedure.
(i) Landlord and Tenant, within five (5) business days after the date of expiration of the Negotiation Period, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Rental Rate for the Premises during the applicable renewal term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then the Prevailing Rental Rate shall be the average of the two Estimates. If the Prevailing Rental Rate is not resolved by the exchange of Estimates, then, within fourteen (14) days after the exchange of Estimates, Landlord and Tenant shall each select a real estate broker to determine which of the two Estimates most closely reflects the Prevailing Rental Rate for the Premises during the applicable renewal term. Each such real estate broker so selected shall have had at least the immediately preceding ten (10) years’ experience as a real estate broker leasing space similar in type, location, space and quality to the Project in the Alameda area, with working knowledge of current rental rates and practices.
(ii) Upon selection, Landlord’s and Tenant’s brokers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Rental Rate for the Premises. The Estimate chosen by the brokers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint a broker within the fourteen (14) day period referred to above, the broker appointed by the other party shall be the sole broker for the purposes hereof. If the two brokers cannot agree upon which of the two Estimates most closely reflects the Prevailing Rental Rate within twenty (20) days after their appointment, then, within fourteen (14) days after the expiration of such twenty (20) day period, the two brokers shall select a third broker meeting the aforementioned criteria. Once the third broker (the “Arbitrator”) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the Arbitrator shall select which of the two Estimates most closely reflects the Prevailing Rental Rate and such determination (and the relevant Estimate) shall be binding on both Landlord and Tenant. The parties shall share equally in the costs of the Arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.
(iii) If the Prevailing Rental Rate has not been determined by the commencement date of the renewal term, Tenant shall pay Base Rent upon the terms and conditions set forth in Landlord’s Prevailing Rental Rate until such time as the Prevailing Rental Rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the applicable renewal term. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of
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such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

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EXHIBIT K
RIGHT OF FIRST REFUSAL
(a) Generally. Subject to the rights of Complex tenants existing as of the Lease Date (“Superior Rights”), and only for so long as an Affiliate (or Affiliates) of Invesco Advisers, Inc. own(s) both the Project and the building located at 1410 Harbor Bay Parkway, Alameda, CA (the “1410 Building”), the Original Tenant only shall have an ongoing right of first refusal (the “Right of First Refusal”) with respect to the entire 1410 Building, which Right of First Refusal shall be exercised, if at all, as follows: if and when Landlord has a prospective tenant (“Prospect”) interested in leasing the entire 1410 Building, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease the entire 1410 Building to such Prospect (as documented by Landlord’s written response to a request for proposal from, or Landlord’s submittal of a written proposal to, the Prospect) and Tenant may lease the 1410 Building, under such terms, by providing Landlord with written notice of exercise (“Notice of Exercise”) within ten (10) days after the date of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice, if:
(i) An Event of Default exists under the Lease at the time Landlord would otherwise deliver the Advice; or
(ii) the Premises, or any portion thereof, is sublet (other than to an Affiliate of Tenant) at the time Landlord would otherwise deliver the Advice; or
(iii) Tenant’s interest in the Lease has been assigned (other than to a Successor of Tenant) prior to the date Landlord would otherwise deliver the Advice; or
(iv) Tenant is not occupying all of the Premises on the date Landlord would otherwise deliver the Advice; or
(v) the entire 1410 Building is not intended for the exclusive use of Tenant during the Term.
(b) Terms. The term for the 1410 Building shall commence upon the commencement date stated in the Advice and thereupon the 1410 Building shall be considered a part of the Premises, provided that all of the terms stated in the Advice (including, without limitation, the expiration date set forth in the Advice) shall govern Tenant’s leasing of the 1410 Building and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the 1410 Building. The 1410 Building (including improvements and personality, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the 1410 Building or the date the term for the 1410 Building commences, unless the Advice specifies work to be performed by Landlord in the 1410 Building, in which case Landlord shall perform such work in the 1410 Building.
(c) Limitation on Right of First Refusal. Subject to the remainder of this paragraph, the rights of Tenant hereunder with respect to the 1410 Building shall terminate on the earlier to
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occur of (i) Tenant’s failure to exercise its Right of First Refusal within the ten (10) day period provided in paragraph (a) above, and (ii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in paragraph (a) above. If, within one hundred eighty (180) days after Original Tenant has declined to exercise the Right of First Refusal, Landlord has not leased the 1410 Building to the Prospect, then Tenant’s Right of First Refusal shall remain in effect with respect to future Prospects, subject, nevertheless, to the terms and conditions of this Exhibit K. In addition, and notwithstanding the foregoing, if, after Original Tenant has declined to exercise the Right of First Refusal, Landlord desires to lease the 1410 Building to the Prospect on Economic Terms (defined below) which are more than fifteen percent (15%) more favorable to the Prospect than the Economic Terms offered by Landlord to Original Tenant for such space in the applicable Advice, Landlord must first make such an offer to Original Tenant by notice (the “Additional Advice”) setting forth the new Economic Terms, and Original Tenant shall have ten (10) days following delivery of the Additional Advice to Original Tenant to lease the 1410 Building on the terms set forth in the Additional Advice. If Original Tenant does not timely accept the terms of the Additional Advice to lease the 1410 Building, Landlord shall be free to lease the 1410 Building at the Economic Terms set forth in the Additional Advice (or any terms which are not more than fifteen percent (15%) more favorable than such terms). As used herein, “Economic Terms” shall mean the net, aggregated cost to Original Tenant or another party, on a present value basis (using a discount rate of seven percent (7%) per annum), of the following terms for the 1410 Building: the Base Rent rate, adjusted by the amount of any tenant improvement allowance, abated rent or other lease concessions or inducements which have a reasonably ascertainable monetary value.
(d) 1410 Building Amendment. If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the “1410 Building Amendment”) adding the 1410 Building to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the RSF of the Premises, Tenant’s Proportionate Share and other appropriate terms. A copy of the 1410 Building Amendment shall be (i) sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise, and (ii) executed by Tenant and returned to Landlord within ten (10) days thereafter.
(e) Time is of the essence with respect to all dates and deadlines in this Exhibit.

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EXHIBIT L
MOISTURE AND MOLD CONTROL INSTRUCTIONS
Because exercising proper ventilation and moisture control precautions will help maintain Tenant’s comfort and prevent mold growth in the Premises, Tenant agrees to adopt and implement the following guidelines, to avoid enveloping excessive moisture or mold growth:
1. Report any maintenance problems involving water, moist conditions, or mold to the Property Manager promptly and conduct its required activities in a manner that prevents unusual moisture conditions or mold growth.
2. Do not block or inhibit the flow of return or make up air into the HVAC system. Maintain the Premises at a consistent temperature and humidity level in accordance with the Property Manager’s instructions.
3. Regularly conduct janitorial activities, especially in bathrooms, kitchens, and janitorial spaces, to remove mildew and prevent or correct moist conditions.
4. Maintain water in all drain taps at all times.

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EXHIBIT M
APPROVED FORM OF LETTER OF CREDIT
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER______________________

ISSUE DATE: ______________________

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE 2ND FLOOR,
MAIL SORT HF210 SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
NORTH LOOP 3, LLC
C/O INVESCO REAL ESTATE
2001 ROSS AVENUE, SUITE 3400
DALLAS, TX 75201
ATTENTION: NORTH SOUTH LOOP ASSET MANAGER

APPLICANT:
SENTI BIOSCIENCES, INC.
2 CORPORATE DRIVE, 1ST FLOOR
SAN FRANCISCO, CA 94080

AMOUNT:        US $[***]

EXPIRATION DATE:        SVB WILL PUT A SPECIFIC DATE HERE THAT’S 1 YEAR ISSUANCE HERE

PLACE OF EXPIRATION:        ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF ______________________ IN YOUR FAVOR, AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US AT THE BANK’S OFFICE (AS DEFINED BELOW), OF THE FOLLOWING DOCUMENT:

BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:
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“BENEFICIARY IS ENTITLED TO DRAW UNDER THIS LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN RESEARCH AND DEVELOPMENT AND LABORATORY LEASE AGREEMENT BETWEEN SENTI BIOSCIENCES, INC., A DELAWARE CORPORATION, AS TENANT, AND NORTH LOOP 3, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS LANDLORD, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED TO DATE. THE UNDERSIGNED HEREBY CERTIFIES THAT: (I) THE UNDERSIGNED IS AN AUTHORIZED REPRESENTATIVE OF LANDLORD; (II) IF LANDLORD WAS REQUIRED TO GIVE WRITTEN NOTICE OF DEFAULT AND AN OPPORTUNITY FOR TENANT TO CURE SUCH DEFAULT UNDER THE TERMS OF THE LEASE, LANDLORD HAS GIVEN WRITTEN NOTICE OF SUCH DEFAULT TO TENANT PURSUANT TO THE TERMS OF THE LEASE AND SUCH DEFAULT HAS NOT BEEN CURED UP TO THIS DATE OF DRAWING UNDER THE LETTER OF CREDIT; AND (III) LANDLORD IS THE BENEFICIARY OF LETTER OF CREDIT NO. SVBSF ______________________ ISSUED BY SILICON VALLEY BANK. THE AMOUNT HEREBY DRAWN UNDER THE LETTER OF CREDIT IS US$ ______________________ , WITH PAYMENT TO BE MADE TO THE FOLLOWING ACCOUNT: [INSERT WIRE INSTRUCTIONS (TO INCLUDE NAME AND ACCOUNT NUMBER OF THE BENEFICIARY)].”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND DECEMBER 31, 2032. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF ______________________ , YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US $ ______________________ , AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) BY HAND DELIVERY OF OVERNIGHT COURIER SERVICE AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.

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FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) 450-5001 OR (408) 654-7176, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF % OF 1% OF THE TRANSFER AMOUNT (MINIMUM US $250.00) UNDER THIS LETTER OF CREDIT; PROVIDED PAYMENT OF SUCH FEE SHALL NOT BE A CONDITION TO TRANSFER. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK

______________________
AUTHORIZED SIGNATURE

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EXHIBIT A
TRANSFER FORM
DATE:____________________

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
SANTA CLARA, CA 95054	NO. ______________________ ISSUED BY
ATTN: GLOBAL TRADE FINANC	SILICON VALLEY BANK, SANTA CLARA
STANDBY LETTERS OF CREDIT	L/C AMOUNT:___________________

GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:
__________________________________________________________________
(NAME OF TRANSFEREE)
__________________________________________________________________
(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY, _________________________________ (BENEFICIARY'S NAME) _________________________________ (SIGNATURE OF BENEFICIARY) _________________________________ (NAME AND TITLE)
SIGNATURE AUTHENTICATED
The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
_________________________________
(Name of Bank)
_________________________________
(Address of Bank)
_________________________________
(City, State, ZIP Code)
_________________________________
(Authorized Name and Title)
_________________________________
(Authorized Signature)
_________________________________
(Telephone number)

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